Exhibit 10.31

INDUSTRIAL BUILDING LEASE

(Triple Net Single-Tenant)

THIS LEASE (this “Lease”) is made and entered into this 4th day of October, 2021, by and between the Landlord and Tenant named below.

ARTICLE 1 - LEASE OF PREMISES

Section 1.01 Basic Lease Provisions and Definitions.

(a) Landlord: HP-A Bolingbrook, LLC, a Delaware limited liability company.

(b) Tenant: The Real Good Food Company, LLC, a California limited liability company.

(c) Premises: That certain real property described on Exhibit A attached hereto, together with all improvements located thereon, including, but not limited to, the Building, as depicted on Exhibit B attached hereto.

(d) Building: That certain industrial warehouse addressed as 525 W. Crossroads Parkway, Bolingbrook, Illinois containing approximately 81,406 square feet, based on measurements per ANSI/BOMA Z65.2-2019 Industrial Building Standard.

(e) Base Rent: Base Rent from and after the Commencement Date shall initially equal $17.00 per rentable square foot of the Premises annually (such that, based upon the Premises containing approximately 81,406 rentable square feet, Base Rent shall initially equal $1,383,902.00 annually (or $115,325.16 per month)) and shall be subject to adjustment effective as of the date that is thirteen (13) months from the Commencement Date (or, if the Commencement Date is not on the first day of a month, then from the date that is thirteen (13) months from the first day of the first month immediately following the Commencement Date), and on each anniversary thereafter occurring during the Lease Term (each, a “Base Rent Adjustment Date”), to equal 103% of the Base Rent in effect immediately prior to the applicable anniversary date.

(f) Commencement Date: January 1, 2022.

(g) Lease Term: Eighty-seven (87) months.

(h) Security Deposit: $2,200,000.

(i) Brokers: Lee & Associates representing Landlord and Art Rasmussen representing Tenant.

(j) Permitted Use: Food manufacturing and assembly, warehousing, distribution and any ancillary uses reasonably related to the foregoing and permissible under applicable laws and regulations.

(k) Extension Options: Two (2) options to extend the Lease Term by five (5) years each, as more particularly set forth in the attached Extension Option Rider.

(l)	Landlord Address:	HP-A Bolingbrook, LLC
c/o Highridge Provender
1600 Newport Center Drive, Suite 140
Newport Beach, CA 92660
Attention: Neil Johnson
Email: [***]

	with copies to:	Cushman & Wakefield U.S., Inc.
9500 W. Bryn Mawr Road, Suite 600
Rosemont, IL 60018
Attention: Ben Rapal

	and:	Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, CA 90071
Attention: Jesse Shapiro
Email: [***]

(m)	Tenant Address:	The Real Good Food Company, LLC
3 Executive Campus
Cherry Hill NJ 08002
Attention: Gerard Law
Email.: [***]

	with a copy to:	Varner & Brandt LLP
3750 University Avenue, 6th Floor
Riverside, California 92501
Attention: Sean S. Varner
Email: [***]

EXHIBITS

Exhibit A – Legal Description of Real Property

Exhibit B – Depiction of Premises

Exhibit C – Form of Hazardous Substances Disclosure Certificate

Exhibit D – Extension Option Rider

Exhibit E – Rules and Regulations

Exhibit F – Form of Estoppel Certificate

Exhibit G – Form of Non-Disturbance Agreement

Exhibit H – Existing Equipment

Exhibit I – Refrigeration Equipment

Exhibit J – Form of Letter of Credit

Section 1.02 Lease of Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises, under the terms and conditions herein.

ARTICLE 2 - TERM AND POSSESSION

Section 2.01 Term. The Commencement Date and Lease Term shall be as set forth in Section 1.01 above. Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Premises to Tenant on the Commencement Date. The obligations of Tenant under this Lease shall not be affected thereby, except that the Commencement Date shall be delayed until Landlord delivers possession of the Premises to Tenant, and the Lease Term shall be extended by a period equal to the number of days of delay in delivery of possession of the Premises to Tenant (not to exceed sixty (60) days), plus the number of days necessary to end the Lease Term on the last day of a calendar month.

Section 2.02 Condition of the Premises; Access.

(a) “As-Is” Condition. Subject to Section 2.02(c) below, Tenant shall accept the Premises in its existing “as-is” condition and Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any other representation or warranty regarding the condition of the Premises, including, but not limited to, any improvements located thereon, with respect to the suitability of any of the foregoing for the conduct of Tenant’s business. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises was at such time in good and sanitary order, condition and repair. Notwithstanding the foregoing, this Section 2.02(a) shall not apply to the Initial Improvement Work, which shall be governed by Section 2.02(d) below.

(b) Existing Equipment. Tenant hereby acknowledges that the Premises are being delivered to Tenant with the racking and other equipment items listed on Exhibit H attached hereto (collectively, the “Existing Equipment”) (which for purposes of this Section 2.02(b) excludes the Refrigeration Equipment) located therein, and Tenant agrees to accept such Existing Equipment in their “AS-IS,” “WHERE-IS,” “WITH ALL FAULTS” condition, and without any representations or warranties whatsoever by Landlord (including, without limitation, as to title, ownership, encumbrances, condition, suitability, merchantability or fitness). Tenant hereby agrees that the Existing Equipment shall at all times under this Lease be deemed to be the personal property of Landlord; provided, however, Tenant shall be solely responsible at all times during the term of the Lease, at Tenant’s sole cost and expense, for: (i) obtaining and maintaining physical damage insurance with respect to the Existing Equipment, covering “all risks” of physical loss or damage, for the full replacement cost value as new without deduction for depreciation; (ii) maintaining, repairing and replacing the Existing Equipment as and when necessary; and (iii) keeping the Existing Equipment in good order, repair and condition. Tenant may modify the Existing Equipment in accordance with the provisions herein but, other than in connection with the TI Work as approved by Landlord, shall not remove any of the Existing Equipment from the Premises at any time except to replace any Existing Equipment items that are stolen, damaged, broken or no longer repairable with items of equal or greater value, style and quality as the original Existing Equipment items so replaced. Tenant shall keep a detailed log of all repairs and replacements made to the Existing Equipment, and shall provide Landlord with a copy of such log upon request. Tenant shall use and operate the Existing Equipment in compliance with all applicable laws (including all fire and life safety codes). Tenant shall have no authority or power to cause or permit any lien or encumbrance of any kind whatsoever to attach to or be placed upon the Existing Equipment. Under no circumstances shall Landlord have any liability or responsibility with respect to the Existing Equipment, and Landlord shall have no responsibility to repair or refurbish the Existing Equipment at any time. Notwithstanding anything to the contrary contained in this Lease, Landlord is not hereby transferring ownership of the Existing Equipment to Tenant, and upon the expiration or earlier termination of the Lease Term for this Lease, Tenant shall surrender the Existing Equipment to Landlord in good order, repair and condition, reasonable wear and tear excepted (including that all Existing Equipment, to the extent modified by Tenant, shall be surrendered in a condition that is in compliance with all applicable laws (including all fire and life safety codes), provided, however, that Tenant shall not be responsible for otherwise restoring the Existing Equipment to the configuration with which it was delivered as of the Commencement Date.

(c) Limited Warranty. Notwithstanding anything in the foregoing to the contrary, Landlord hereby warrants that as of the Commencement Date, the existing electrical, plumbing and sewer, fire life safety system (which system includes in rack sprinklers), lighting, office areas (including the ceiling tiles, paint, carpet and heating, ventilating and air conditioning system serving the office area), mechanical refrigeration systems, including any electrical fans, compressors, freezer/cooler doors and heaters in the Premises and other specific items as noted on Exhibit I attached hereto (collectively, the “Refrigeration Equipment”), cold storage panels, vapor barrier, freezer slab insulation, roof membrane, fire sprinklers, glycol underfloor heating systems, loading doors/levelers/seals/locks/chocks of the Premises, other than those constructed or altered by Tenant, shall be in good operating condition, provided that Tenant shall be solely responsible for determining whether the Refrigeration Equipment is suitable for Tenant’s permitted use and the conduct of Tenant’s business in the Premises. If a non-compliance with either of the foregoing warranties exists as of the Commencement Date, then Landlord shall, as Landlord’s sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Tenant setting forth with specificity the nature and extent of such non-compliance, rectify the same at Landlord’s expense. If Tenant does not give Landlord written notice of any non-compliance with the foregoing warranties (i) within six (6) months after the Commencement Date with respect to any repair or replacement of the Refrigeration Equipment (beyond normal repair/maintenance that would be covered by the applicable Maintenance Contract, as defined below), or (ii) within thirty (30) days after the Commencement Date with respect to other elements of the Premises specified hereinabove, then the correction of such non-compliance shall be the obligation of Tenant at Tenant’s sole cost and expense (except to the extent otherwise provided in Article 7 below).

(d) Initial Improvement Work. Notwithstanding anything to the contrary in the foregoing, Landlord shall, at Landlord’s cost, using Landlord’s standard materials and in accordance with applicable law, perform the following work (the “Initial Improvement Work”): installation of evaporators in west processing room, and the wastewater monitoring system. Landlord shall use commercially reasonable efforts to cause the Initial Improvement Work to be Substantially Completed on or before December 31, 2021. For purposes of this Lease, the Initial Improvement Work shall be deemed “Substantially Completed” upon the completion of construction or performance, as the case may be, of the Initial Improvement Work substantially in accordance with this Section 2.02(d), with the exception of any “punch-list” items. If Landlord shall encounter any delays in causing the Initial Improvement Work to be Substantially Completed solely as a result of any acts or omissions of Tenant, or its agents, contractors or employees (“Tenant Delays”), then, notwithstanding anything to the contrary set forth in this Lease and regardless of the actual date the Initial Improvement Work is Substantially Completed, the Initial Improvement Work shall be deemed to have been Substantially Completed on the date that the Initial Improvement Work would have been Substantially Completed if no such Tenant Delays, as set forth above, had occurred.

(e) Access. Except when and where Tenant’s right of access is specifically excluded as a result of (a) an emergency, or (b) an express provision set forth in this Lease, Tenant shall have the right of access to the Premises twenty-four (24) hours per day, seven (7) days per week, fifty-two (52) weeks per year, during the Lease Term.

Section 2.03 Surrender of the Premises. Upon the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, immediately (a) surrender the Premises (including any then remaining Existing Equipment) to Landlord in broom-clean condition and in good order, condition and repair, reasonable wear and tear excepted, and in accordance with all applicable laws and codes (including, without limitation, all fire and life safety codes), (b) remove from the Premises (i) Tenant’s Property (as defined in Section 8.01 below), including, without limitation, restoring the Premises to be compliant with all fire and life safety codes as a result of the removal and/or reconfiguration of Tenant’s Property, (ii) all data and communications wiring and cabling (including above ceiling, below raised floors and behind walls), and (iii) any alterations required to be removed pursuant to Section 7.03 below, and (c) repair any damage caused by any such removal and restore the Premises to the condition existing upon the Commencement Date, reasonable wear and tear excepted. All of Tenant’s Property that is not removed within ten (10) days following the expiration or earlier termination of this Lease shall be conclusively deemed to have been abandoned and Landlord shall be entitled to dispose of such property at Tenant’s cost without incurring any liability to Tenant. Notwithstanding any contrary provision of this Lease, including but not limited to this Section 2.03, the Existing Equipment and any Refrigeration Equipment and related components thereto on the Premises, including racking and any non-structural partitions, cabling and other items not specific to Tenant’s particular use of the Premises, whether part of Tenant’s Property or otherwise, are hereby deemed to be fixtures attached to the Building or other portions of the Premises, as applicable, necessary for the operation and use of the Premises and shall not be removed by Tenant without Landlord’s prior written consent, which may be withheld in Landlord’s sole discretion. This Section 2.03 shall survive the expiration or any earlier termination of this Lease. In addition, Tenant shall comply with all requirements relating to Hazardous Substances upon surrender of the Premises in accordance with Section 15.07 below.

Section 2.04 Holding Over. If Tenant remains in possession of the Premises after the expiration or earlier termination of this Lease, such tenancy shall be deemed a tenancy at sufferance and the Base Rent shall be an amount equal to one hundred fifty percent (150%) of the Base Rent in effect upon the date of such expiration or earlier termination, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of Rent (as hereinafter defined) after such expiration or earlier termination shall not result in a renewal of this Lease, nor shall such acceptance create a month-to-month tenancy. This Section 2.04 shall in no way constitute a consent by Landlord to any holding over by Tenant upon the expiration or earlier termination of this Lease, nor limit Landlord’s remedies in such event.

Section 2.05 TI Allowance.

(a) In addition to Landlord’s performance of the Initial Improvement Work, Tenant shall be entitled to receive from Landlord a one (1) time improvement allowance in the amount of up to, but not exceeding, $1,098,981.00 (the “TI Allowance”), to help reimburse Tenant for the costs actually incurred and paid for by Tenant (collectively, the “TI Costs”) during the period from the date of this Lease through the eighteen (18) month anniversary of the Commencement Date (the “TI Period”) for certain tenant improvement work that Tenant desires to be performed at the Premises (collectively, the “TI Work”). The TI Work shall be undertaken by Tenant in accordance with, and subject to, the applicable provisions of Article 7 below, and shall be completed prior to the expiration of the TI Period. In no event shall Landlord be obligated to make disbursements pursuant to this Section 2.05 in a total amount which exceeds the TI Allowance.

(b) Landlord shall disburse the portion of the TI Allowance to be used to reimburse Tenant for the TI Costs within thirty (30) days after Landlord has received all of the following (collectively, the “TI Work Draw Documents”): (i) a written request for payment in a minimum amount of $25,000.00 from Tenant certifying that the applicable TI Work has been completed; (ii) factually correct invoices for labor and materials rendered in connection with and evidencing the applicable TI Work and the TI Costs and Tenant’s payment thereof; (iii) copies of any permits as required by any relevant governmental authority applicable to any TI Work performed; and (iv) final, unconditional executed mechanic’s lien waivers on commercially reasonable forms from all contractors, subcontractors and other persons or entities performing the applicable TI Work. Notwithstanding the foregoing to the contrary, Landlord shall have no obligation to disburse any portion of the TI Allowance with respect to any TI Work that is performed or TI Costs which are incurred or paid for after the expiration of the TI Period. All TI Work Draw Documents must be submitted by Tenant, if at all, within thirty (30) days following the expiration of the TI Period. Any such unused amounts of the TI Allowance as of the end of the TI Period billing deadline shall revert to Landlord and Tenant shall have no further rights with respect thereto.

Section 2.06 Early Access to Premises. Notwithstanding any provision herein to the contrary, at any time following the date Landlord shall have vacant possession of the Premises free of any tenants or other occupants (or as soon thereafter as shall be reasonably practicable or earlier if permitted under such tenant’s lease), Landlord shall permit Tenant’s designee(s) to access the Premises prior to the Commencement Date (the “Early Access Period”) for the limited purpose of constructing the TI Work, stocking inventory, and conducting hiring and training and otherwise preparing the Premises for occupancy (the “Early Access Activities”), provided that, (a) prior to such entry of the Premises, Tenant shall provide evidence reasonably satisfactory to Landlord that Tenant’s insurance, as described in Section 8.03 below, shall be in effect as of the time of such entry, (b) Tenant shall not unreasonably interfere with Landlord or Landlord’s contractor in completing the Initial Improvement Work and (c) Landlord may require that Landlord’s designee accompany Tenant and/or its designee during any such entry. Tenant agrees to comply with Landlord’s reasonable rules and regulations related to any entry by Tenant prior to the Commencement Date. In the event that Tenant unreasonably interferes with Landlord or Landlord’s contractor in completing the Initial Improvement Work, if Landlord notifies Tenant of any such interference and Tenant fails to remedy such interference within two (2) business days after receipt of such notice, then Landlord may revoke the permission granted to Tenant under this Section 2.06 upon forty-eight (48) hours’ notice and Tenant shall cease its Early Access Activities in the Premises (or the portion thereof causing such interference) until Landlord notifies Tenant that such activities may recommence without material interference with the Initial Improvement Work. Tenant acknowledges and agrees that any such entry into and occupancy of the Premises or any portion thereof during the Early Access Period by Tenant or any person or entity working for or on behalf of Tenant shall be deemed to be subject to all of the terms, covenants, conditions and provisions of this Lease (including Tenant’s insurance obligations hereunder, and prior to such entry, Tenant shall provide Landlord with a certificate of insurance naming Landlord, Landlord’s property manager and Landlord’s mortgagee as additional insureds), excluding only the covenant to pay Rent (as hereinafter defined) until the occurrence of the Commencement Date; provided, however, that Tenant shall be responsible to pay the cost of all utilities and services serving the Premises during the Early Access Period. Tenant further acknowledges and agrees that except for the negligence or willful misconduct of Landlord, its agents, employees, contractors or invitees, Landlord shall not be liable for any injury, loss or damage which may occur to any of Tenant’s work made in or about the Premises in connection with such entry or to any property placed therein prior to the Commencement Date, the same being at Tenant’s sole risk and liability. Tenant shall be liable to Landlord for any damage to any portion of the Premises to the extent caused by Tenant or any of Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Premises and against injury to any persons to the extent caused by any negligent act or omission (where a duty to act exists) of Tenant, or an intentional act of Tenant outside the scope of conduct which is appropriate to be performed in, on or about the Premises, in each case during the Early Access Period. For the avoidance of doubt, such limited early access to the Premises shall not accelerate any commencement or termination dates of this Lease and Tenant shall not be obligated to pay Base Rent under this Lease until the Commencement Date. Tenant agrees that except for the negligence or willful misconduct of Landlord, its agents, employees, contractors or invitees, Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant’s property placed upon or installed in the Premises prior to the Commencement Date, the same being at Tenant’s sole risk, and except for the negligence or willful misconduct of

Landlord, its agents, employees, contractors or invitees, Tenant shall be liable for all injury, loss or damage to persons or property arising as a result of such entry into the Premises by Tenant or its representatives.

ARTICLE 3 - RENT

Section 3.01 Base Rent.

(a) Tenant shall pay to Landlord monthly installments of Base Rent in advance, without demand, abatement, deduction or offset, throughout the Lease Term on or before the first day of each and every calendar month. Installments of Base Rent for partial calendar months shall be prorated. Tenant shall be responsible for delivering all installments of Base Rent due hereunder to Landlord’s address set forth in Section 1.01 above, or any other address as may be designated by Landlord from time to time. The monthly installment of the Base Rent and estimated Operating Expenses (hereinafter defined) for the first (1st) full month of the initial Lease Term shall be paid at the time of Tenant’s execution of this Lease.

(b) Notwithstanding any contrary provisions set forth in this Article 3 and Section 1.01(a) above, Tenant shall not be obligated to pay the monthly installments of Base Rent (the “Base Rent Abatement”) for the three (3) month period commencing on the first (1st) full calendar month of the Lease Term, and ending on the last day of the third (3rd) full calendar month of Lease Term (the “Abatement Period”). In connection with the foregoing, the Base Rent Abatement provided to Tenant pursuant to this Section 3.01(b) during the Base Rent Abatement Period shall not exceed an aggregate of $345,975.48. Tenant acknowledges and agrees that during such Base Rent Abatement Period, such abatement of Base Rent shall have no effect on the calculation of any Operating Expenses payable by Tenant pursuant to the terms of this Lease, which any Operating Expenses shall be payable during the Base Rent Abatement Period without regard to the Base Rent Abatement. Additionally, notwithstanding the foregoing, Tenant shall remain and be obligated to pay during the Base Rent Abatement Period all “Additional Rent,” as that term is defined in Section 3.02 below. The foregoing Base Rent Abatement has been granted to Tenant as additional consideration for entering into this Lease, and for agreeing to pay the rent and performing the terms and conditions otherwise required under this Lease. If Tenant shall be in default under this Lease at any time during the Lease Term, and shall fail to cure such default within the applicable notice and cure period, if any, permitted for cure pursuant to Section 13.01 of this Lease, and as a result of such default, Landlord terminates this Lease, then the unamortized portion of the Base Rent Abatement granted to Tenant pursuant to this Section 3.01(b) may be considered when determining the remedies available to Landlord pursuant to the terms of Article 13 of this Lease.

Section 3.02 Payment of Additional Rent.

(a) Any amount required to be paid by Tenant hereunder (in addition to Base Rent) and any charges or expenses incurred by Landlord on behalf of Tenant in accordance with the terms of this Lease shall be considered “Additional Rent” payable in the same manner and upon the same terms and conditions as the Base Rent reserved hereunder, except as set forth herein to the contrary. Any failure on the part of Tenant to pay such Additional Rent when and as the same shall become due shall entitle Landlord to the remedies available to it for non-payment of Base Rent. Base Rent and Additional Rent shall be collectively referred to herein as “Rent”.

(b) In addition to the Base Rent, commencing as of the Commencement Date, Tenant shall pay to Landlord as Additional Rent for the Premises, in each calendar year or partial calendar year during the Lease Term, an amount equal to the Operating Expenses for such calendar year. Landlord shall estimate the amount of Operating Expenses annually, and written notice thereof shall be given to Tenant prior to the beginning of each calendar year. Tenant shall pay to Landlord each month, at the same time the Base Rent installment is due, an amount equal to one-twelfth (1/12) of the estimated Operating Expenses for such calendar year. Tenant shall be responsible for delivering all Additional Rent payments to Landlord’s address as set forth in Section 3.01 above in accordance with this Section 3.02. If Operating Expenses increase during a calendar year, Landlord may increase the estimated Operating Expenses for such year by giving Tenant written notice to that effect, and thereafter Tenant shall pay to Landlord, in each of the remaining months of such calendar year, an amount equal to the amount of such increase in the estimated Operating Expenses for such calendar year divided by the number of months remaining in such year. Within a reasonable time after the end of each calendar year, Landlord shall prepare and deliver to Tenant a statement showing the actual amount of Operating Expenses for such calendar year (each, a “Statement”). Within thirty (30) days after receipt of a Statement, Tenant shall pay to Landlord the full amount of the Operating Expenses for such calendar year, less the amounts, if any, paid during such calendar as the estimated Operating Expenses. If any Statement reflects that Tenant has overpaid Operating Expense for such calendar year, then Landlord shall, at Landlord’s option, either (i) remit such overpayment to Tenant within thirty (30) days after such applicable Statement is delivered to Tenant, or (ii) credit such overpayment toward the additional rent next due and payable to Tenant under this Lease. This Section 3.02 shall survive the expiration or any earlier termination of this Lease.

Section 3.03 Late Charges. Tenant acknowledges that Landlord shall incur certain additional unanticipated administrative and legal costs and expenses if Tenant fails to pay timely any payment required hereunder. Therefore, in addition to the other remedies available to Landlord hereunder, if any payment required to be paid by Tenant to Landlord hereunder shall become overdue for more than five (5) days, a late charge in an amount equal to five percent (5%) of the unpaid amount plus any attorneys’ fees incurred by Landlord in connection therewith shall be payable to Landlord as Additional Rent. In addition, if any amount remains unpaid for more than ten (10) days, such unpaid amount shall bear interest from the due date thereof to the date of payment at the rate (the “Interest Rate”) that is the lesser of (i) the prime rate of interest, as reported in the Wall Street Journal plus six percent (6%) per annum and (ii) the maximum legal rate of interest.

Section 3.04 Operating Expense Definitions. For purposes of this Article 3, the following terms shall be defined as follows:

(a) “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature that Landlord shall pay during any calendar year because of or in connection with the ownership, management, maintenance, repair, restoration or operation of the Premises, including but not limited to: (i) all premiums incurred by Landlord for Landlord’s Insurance and all deductibles paid by Landlord pursuant to such insurance policies; (ii) property management fees incurred by Landlord in connection with the Premises not to exceed 3% of Base Rent payable hereunder; (iii) Taxes (as hereinafter defined); (iv) Intentionally Omitted; (v) cleaning, maintenance, repair, replacement of the exterior walkways, driveways necessary for access to the Premises, parking areas and truck courts (including sweeping, striping and slurry coating, said slurry and striping not to occur more frequently than every 5 years during the Lease Term); and (vi) any Real Estate Taxes (as hereinafter defined) levied against, or attributable to, the Premises. The cost of any Operating Expenses that are required to be capitalized under generally accepted accounting principles shall be amortized over the applicable Amortization Period (as defined below) with interest at 7%, and only the amortized portion shall be included in Operating Expenses (collectively, “Permitted Capital Costs”). Notwithstanding anything contained herein to the contrary, in no event shall Operating Expenses include the following: any administrative fees or the like; the cost of any item for which Landlord is reimbursed by insurance or otherwise; the cost of repairs made in accordance with Landlord’s obligations pursuant to Section 7.01; the cost of any alterations, additions, changes, replacements, improvements and repairs and other items which under generally accepted accounting and auditing principles consistently applied (as pertaining to the real estate industry) are properly classified as capital expenditures (except as provided above as Permitted Capital Costs) or which are made in order to prepare space for occupancy by a new tenant or other occupant; costs for improvements, alterations, modifications, repairs or replacements performed to comply with governmental laws, rules, or regulations including, but not limited to, zoning regulations and The Americans with Disabilities Act of 1990 (as the same may be amended) (the “ADA” provided, however, costs for changes to the Premises due to changes in the ADA after the Effective Date hereof shall be permissible costs); reserves for the replacement or repair of portions of, or for equipment and machinery; legal, accounting and other professional fees; interest or amortization payments in connection with the Building; leasing commissions, advertising expenses and other costs incurred in leasing or attempting to lease any portion of the Building; the cost of any services, maintenance, or repairs performed specifically for certain tenants and not for the common use and benefit of all the tenants; the cost of correcting defects in the construction of the buildings, improvements and equipment; the cost of Landlord’s membership (and costs related thereto) in any organizations representing owners; any political or charitable contributions; and the salary, wages, compensation, payroll taxes and benefits of employees, contractors or agents of Landlord, except for those persons directly engaged in the operation, repair, management or maintenance of the Premises.

(b) “Amortization Period” shall mean (i) fifteen (15) years for the parking lot(s) and/or truck court(s), (ii) twenty (20) years for the roof membrane(s) and (iii) ten (10) years for all other applicable items.

(c) “Real Estate Taxes” shall mean any form of real estate tax or assessment or service payments in lieu thereof, and any license fee, commercial rental tax, improvement bond or other similar charge or tax (other than inheritance, personal income or estate taxes) imposed upon the Premises or any portion thereof, including, but not limited to any tax, fee, levy, assessment or charge which is imposed on the Premises during the Lease Term (including increases or reassessments which are a result of a reassessment of the Premises in the ordinary course of business for the taxing authority following a transfer, either partial or total, of Landlord’s interest in this Lease or the Premises but expressly excluding any Transfer Taxes (as hereinafter defined)), by any authority having the power to so charge or tax, whether general, special, ordinary or extraordinary, together with costs and expenses of contesting the validity or amount thereof.

(d) “Transfer Taxes” mean any federal, state, county, local, and other transfer, conveyance, documentary transfer, stamp duty, recording or other similar Tax, fee or charge (including any interest, penalties and additions attributable thereto) imposed in connection with the recording of any sale, transfer, or assignment of the Premises or Landlord’s interest therein.

(e) “Taxes” shall mean (i) all federal, state, county, or local governmental or municipal taxes, fees, assessments, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, general and special assessments, transit assessments, fees and taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, personal property taxes imposed upon the Tenant’s Property, which Landlord shall pay during any calendar year because of or in connection with the ownership, leasing and operation of the Premises or Landlord’s interest therein; and (ii) any reasonable expenses incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Premises.

Notwithstanding anything to the contrary in this Lease, Real Estate Taxes and Taxes shall not include Transfer Taxes, net income taxes of Landlord, franchise, corporate, capital stock, gift, transfer, intangible estate, succession, or inheritance taxes or any federal, state or local documentary taxes impact fees or special assessments, penalties, late charges or the like attributable to the late payment by Landlord of Taxes or Real Estate Taxes. Taxes and Real Estate Taxes shall reflect any discount available to Landlord by prompt payment of such tax bill regardless of whether such prompt payment is actually made but only so long as Tenant shall have made its contribution within the applicable discount period.

Section 3.05 Tenant shall pay prior to delinquency all taxes assessed against and levied upon any of Tenant’s Property (as hereinafter defined). Whenever possible, Tenant shall cause Tenant’s Property to be assessed and billed separately from the real property of Landlord. If any of Tenant’s Property shall be assessed with Landlord’s real property, Tenant shall pay to Landlord the taxes attributable to Tenant within ten (10) business days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant’s Property.

ARTICLE 4 - SECURITY DEPOSIT

Section 4.01 Security Deposit. Upon execution and delivery of this Lease by Tenant, Tenant shall deposit $1,000,000.00 of the Security Deposit in cash (the “Initial Security Deposit”) with Landlord; provided, however, that within forty-five (45) days following the execution and delivery of this Lease by Tenant (the “LOC Delivery Date”), Tenant shall deliver to Landlord the full Security Deposit in the amount set forth in Section 1.01 above in the form of a letter of credit (such letter of credit, together with any additional letters of credit required herein, and any renewals or replacements thereof, which complies with the requirements of Section 4.02 below, collectively, the “Letter of Credit”) in the amount of such full Security Deposit (the “LC Amount”) and naming either Landlord or Landlord’s mortgagee as beneficiary. Upon receipt by Landlord of the foregoing Letter of Credit, Landlord shall return the Initial Security Deposit to Tenant. The Security Deposit (including as and when applicable, the Initial Security Deposit) shall be held by Landlord as security for the performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. In the event of a Default (hereinafter defined), Landlord may at its option apply all or any part of the Security Deposit to cure all or any part of such Default, or to compensate Landlord for any loss or damage that Landlord may suffer by reason of such Default; provided, however, that any such application by Landlord shall not be or be deemed to be an election of remedies by Landlord or considered or deemed to be liquidated damages. If the Security Deposit or any portion thereof is so applied by Landlord, Tenant agrees promptly, upon demand (but in no event later than five (5) days after receipt thereof), to deposit such additional sum with Landlord as may be required to maintain the full amount of the Security Deposit. All sums held by Landlord pursuant to this Article 4 shall be without interest and may be commingled by Landlord. Promptly after the end of the Lease Term, provided that there is then no uncured Default or any repairs required to be made by Tenant pursuant to Section 2.03 above or Section 7.02 below, Landlord shall return the Security Deposit to Tenant. Tenant hereby waives the provisions of any law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant.

Section 4.02 Letter of Credit.

(a) The Letter of Credit for the Security Deposit shall (i) provide by its terms that it may be drawn in Orange County, California, (ii) be issued by a bank approved by Landlord in accordance with Section 4.02(c) below, which satisfies the LC Issuer Requirements, (iii) be clean, unconditional, transferable, and irrevocable, (iv) contain “evergreen provisions” requiring annual automatic renewal with a final expiration date no earlier than sixty (60) days after the end of the Lease Term, as the same may be extended (including during any holding over by Tenant) (the “LC Expiration Date”), (v) have an initial expiration date not sooner than twelve (12) months from the issuance thereof, (vi) otherwise be in the form and content identical to the form attached to this Lease as Exhibit J, and (vii) in any event, be subject to Landlord’s prior written approval (as determined in Landlord’s sole and absolute discretion). Except with the express written approval of Landlord, which approval may be given or withheld by Landlord for any reason or no reason at any time or from time to time in the sole, absolute and unfettered discretion of Landlord, Tenant may not be the applicant (as defined in Article 5 of the UCC) for any Letter of Credit nor otherwise be liable in any manner, or to any extent, to reimburse proceeds of any Letter of Credit.

(b) Tenant shall keep the Letter of Credit in full force and effect at all times during the Lease Term, as the same may be extended and through and including the LC Expiration Date. If, at any time prior to the end of the Lease Term, (i) the Letter of Credit then held by Landlord would by its terms expire, or (ii) the issuer shall notify Landlord that the Letter of Credit then held by Landlord will not be renewed, Tenant shall deliver a replacement letter of credit to Landlord in form and content identical to the Letter of Credit except as to expiration and renewal dates and otherwise acceptable to Landlord in its sole and absolute discretion not later than sixty (60) days prior to the expiration of the then current Letter of Credit. Tenant shall be responsible for obtaining such replacement Letter of Credit at its sole expense. If Tenant shall fail to deliver a replacement letter of credit in strict accordance with the foregoing requirements, Landlord shall thereupon be authorized, without notice to Tenant or providing any opportunity to cure to Tenant, each and all of which are hereby irrevocably waived, to immediately draw the entire amount then remaining available under the Letter of Credit.

(c) The Letter of Credit shall be issued by a commercial bank acceptable to Landlord in its sole and absolute discretion (i) that is chartered under the laws of the United States, any State thereof or the District of Columbia, and which maintains deposits insured by the Federal Deposit Insurance Corporation; and (ii) whose long-term, unsecured and unsubordinated debt obligations are rated “investment grade” by Moody’s Investors Service, Inc. (Moody’s) or Standard & Poor’s Ratings Services (S&P) or their respective successors (the “Rating Agencies”) (which shall mean Baa3 or higher by Moody’s and BBB- or higher by Standard & Poor’s), or, if not rated by the Rating Agencies, having a BauerFinancial, Inc. rating of at least four (4) stars (collectively, the “LC Issuer Requirements”). If at any time the LC Issuer Requirements are not met, or if the financial condition of such issuer changes in any other materially adverse way, as determined by Landlord in its sole and absolute discretion, Tenant shall, within five (5) business days after transmittal of written notice by Landlord to Tenant, deliver to Landlord a replacement Letter of Credit in form and content identical to the Letter of Credit issued by a bank that then satisfies the LC Issuer Requirements (and Tenant’s failure to do so shall, notwithstanding anything in this Lease to the contrary, constitute a Default for which there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid five-day period). In addition to and not in limitation or derogation of all rights and remedies accorded to Landlord upon the occurrence of a Default under this Lease and/or by applicable law, Landlord shall thereupon be authorized, without notice to Tenant or providing any opportunity to cure to Tenant, each and all of which are hereby irrevocably waived, to immediately draw the entire amount then remaining available under the Letter of Credit.

(d) If the issuer of any Letter of Credit held by Landlord is insolvent or is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation, or any successor or similar entity, or if a trustee, receiver or liquidator is appointed for the issuer, then, effective as of the date of such occurrence, said Letter of Credit shall be deemed to not satisfy the LC Issuer Requirements, and Tenant shall, within five (5) business days after transmittal of written notice by Landlord to Tenant, (i) deposit with Landlord in an amount equal to the LC Amount or (ii) deliver to Landlord a replacement Letter of Credit in form and content identical to the Letter of Credit issued by a bank that then satisfies the LC Issuer Requirements (and Tenant’s failure to do so shall, notwithstanding anything in this Lease to the contrary, constitute a Default for which there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid five business-day period).

(e) In the event of the occurrence of a Default, in addition to and not in limitation or derogation of any or all of its other remedies contained in this Lease and/or applicable law, Landlord shall have the right (but not the obligation) to immediately draw all or any part of the amount then remaining available under the Letter of Credit. In the event of any such draw, Tenant shall forthwith provide Landlord with an additional letter of credit in an amount sufficient to restore the aggregate amounts of the Letter(s) of Credit held by Landlord to the LC Amount.

(f) Landlord may use or apply the whole or any part of the amounts drawn on the Letter of Credit (the “LC Proceeds”) for the payment of any of Tenant’s obligations under this Lease. At Landlord’s election, any LC Proceeds not otherwise applied to amounts then due Landlord shall be held to secure the prompt, full, and faithful payment and performance by Tenant of each and all of the obligations of Tenant under this Lease. Tenant’s obligation to furnish the Letter of Credit and any use, application or retention by Landlord of all or any part of the LC Proceeds shall not be deemed in any way to constitute liquidated damages for any default by Tenant, or to limit the remedies to which Landlord is otherwise entitled under the terms of this Lease and/or applicable law. In the event the LC Proceeds are reduced below the LC Amount by any such use or application, Tenant shall deposit with Landlord, within ten (10) days after notice, an amount sufficient to restore the amount of the LC Proceeds to the LC Amount. Landlord shall not be required to keep the LC Proceeds separate from Landlord’s general funds or pay interest on the LC Proceeds. Provided Tenant has performed all of its obligations under this Lease, any remaining portion of the LC Proceeds shall be returned to Tenant within thirty (30) days after the LC Expiration Date. No trust or fiduciary relationship is created herein between Landlord and Tenant with respect to the LC Proceeds.

(g) In the event of a transfer of Landlord’s interest in the Premises, Landlord shall have the right to transfer the Letter of Credit and/or any LC Proceeds to the transferee and Landlord shall thereupon and without any further agreement between the parties, be forever released by Tenant from all liability therefor (including, without limitation, from all liability for the return of the LC Proceeds), and it is agreed that the provisions hereof shall apply to every transfer of said Letter of Credit to a new landlord.

(h) Landlord shall return the Letter of Credit to Tenant within thirty (30) days following the expiration of the Lease Term; provided however, no such return shall be required if Tenant shall have failed to perform each and all of its obligations under the Lease as and when required under the terms of the Lease, without regard to the expiration of any applicable notice or cure periods, and without regard to whether a Default then exists under this Lease.

Section 4.03 Potential Reduction. Notwithstanding any of the foregoing, provided Tenant is not then in Default, and has made timely and complete payments of Rent for each of the preceding twelve (12) months, then the Security Deposit shall be reduced by $533,000 each year (but in any event, not below $601,000), provided that the first possible reduction thereof shall in no event occur prior to the date that is thirteen (13) months from the first day of the first month immediately following the Commencement Date. If the Security Deposit is in the form of a Letter of Credit which is not self-reducing, then Tenant may (but shall not be required to) deliver to Landlord (i) in cooperation with Landlord, an endorsement to the Letter of Credit evidencing such reduction or (ii) a replacement letter of credit in the applicable reduced amount (in the same form as the Letter of Credit).

ARTICLE 5 - OCCUPANCY AND USE

Section 5.01 Use. Tenant shall use the Premises for the Permitted Use in compliance with all applicable laws and for no other purpose without the prior written consent of Landlord, which may be granted or withheld in Landlord’s sole and absolute discretion.

Section 5.02 Covenants of Tenant Regarding Use.

(a) Tenant shall (i) use and maintain the Premises and conduct its business thereon in a safe, careful, reputable and lawful manner, (ii) comply with all covenants that encumber the Premises and all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force, including, without limitation, those which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Premises and all applicable Environmental Laws, and (iii) comply with and obey all reasonable directions, rules and regulations of Landlord, including without limitation the “Rules and Regulations” attached hereto as Exhibit E and made a part hereof, as may be modified from time to time by Landlord on reasonable notice to Tenant and relating to the usage of Hazardous Substances as set forth in Article 15 below. Tenant covenants and agrees that it shall not permit any of its employees, agents, contractors, vendors or shippers to park, stack or queue trucks, automobiles, trailers or other vehicles on any of the public streets in the general vicinity of the Premises. Tenant further covenants and agrees that, unless Tenant has received Landlord’s prior written consent (which consent may be withheld by Landlord in its sole and absolute discretion) Tenant shall not cause, allow or permit any rail transportation service or rail car use, storage, movement or activity at the Premises.

(b) Tenant shall not overload any structures or systems of the Building or other portion of the Premises. All damage to the floor structure or foundation of the Building due to improper positioning or storage of items or materials shall be repaired by Landlord at the sole expense of Tenant, who shall reimburse Landlord immediately therefor upon demand. Tenant shall not use the Premises, nor allow the Premises to be used, for any purpose or in any manner that would (i) invalidate any policy of insurance now or hereafter carried by Landlord on the Building, or (ii) increase the rate of premiums payable on any such insurance policy unless Tenant reimburses Landlord for any increase in premium charged.

(c) [Intentionally Omitted]

(d) Tenant covenants and agrees to keep the Premises free and clear of and from any and all mechanics’ materialmens’ and other liens for work or labor done, services performed, materials, appliances, transportation or power contributed, used or furnished or to be used in or about the Premises for or in connection with any operations of Tenant, any alterations, improvements, repairs or additions, which Tenant may make or permit or cause to be made, or any work or construction by, for or permitted by Tenant on or about the Premises; and at all times Tenant shall promptly and fully pay and discharge any and all claims upon which any such lien may or could be based; and Tenant shall save and hold Landlord and all of the Premises free and harmless of and from any and all such liens and claims of liens and suits or other proceedings pertaining thereto.

Section 5.03 Landlord’s Rights Regarding Access and Use. Without limiting any of Landlord’s rights specified elsewhere in this Lease, Landlord, its agents, employees and contractors and any mortgagee of the Premises or any portion thereof shall have the right to enter any part of the Premises at reasonable times upon reasonable notice (except in the event of an emergency where no notice shall be required) for the purposes of examining or inspecting the same (including, without limitation, testing to confirm Tenant’s compliance with this Lease), showing the same to prospective purchasers, mortgagees or tenants, and making such repairs, alterations or improvements to the Building or any other portion of the Premises as Landlord may deem necessary or desirable, including to perform any work therein that may be necessary by reason of Tenant’s Default under the provisions of this Lease. Landlord shall incur no liability to Tenant for such entry except to the extent directly caused by the gross negligence or wilfull misconduct of Landlord or, its agents, employees and contractors, nor shall such entry constitute an actual or constructive eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor.

ARTICLE 6 - UTILITIES

Tenant shall obtain in its own name and pay directly to the appropriate supplier the cost of all utilities and services serving the Premises. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or other such service or utility and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold sums due hereunder or constitute an actual or constructive eviction of Tenant. Notwithstanding the foregoing, in the event that Tenant is prevented from using the Premises or any portion thereof as a result of a disruption of utilities to the Premises caused solely by the intentional acts of Landlord (a “Trigger Event”), then Tenant shall give Landlord written notice thereof and if such Trigger Event continues for three (3) consecutive business days from the date which Landlord has received notice (such period herein called the “Eligibility Period”), then Base Rent shall be equitably abated or reduced, as the case may be, after expiration of the Eligibility Period for such period of time that Tenant continues to be so prevented from using the Premises or a portion thereof to the extent of the interference.

ARTICLE 7 - REPAIRS, MAINTENANCE AND ALTERATIONS

Section 7.01 Landlord Repair and Maintenance Obligations. Landlord shall be responsible for (a) with reimbursement from Tenant as Permitted Capital Costs (i.e. with the amortized cost thereof included in Operating Expenses provided in Article 3 above, notwithstanding that such costs would not otherwise be deemed Operating Expenses), the performance of all necessary replacements to the roof membrane and the parking lot and truck court areas and (b) at its sole cost and expense (i.e. without reimbursement as Operating Expenses), (i) the performance of all necessary repairs and maintenance to the Building footings, roof structure (as opposed to the roof membrane), under-floor heating/insulation items and equipment under and within the Building’s foundation (excluding, however, the under-floor heating/insulation mechanical system which shall be Tenant’s responsibility), load bearing walls, foundation, and structural frame of the Building, and (ii) the performance of all necessary replacements to the Building footings, foundation, under-floor heating/insulation items and equipment under and within the Building’s foundation (excluding, however, the under-floor heating/insulation mechanical system which shall be Tenant’s responsibility) and structural frame of the Building, roof, load bearing walls, and all plumbing, sewer and electrical systems from the street to the walls of the Premises. Notwithstanding the foregoing, to the extent any such repairs, replacements or maintenance are required because of any gross negligence or willful misconduct on the part of Tenant, its employees, agents, contractors, customers or invitees, Landlord shall make such repairs at Tenant’s sole expense. Landlord shall not be obligated to maintain or to make any repairs or replacements of any kind, nature or description whatsoever to the Premises or any thereon for any reason whatsoever, except as clearly and specifically stated to be a Landlord obligation in this Lease.

Section 7.02 Tenant Repair and Maintenance Obligations. Subject to Section 7.01 above, Tenant shall be responsible for all repair, maintenance and replacement obligations relating to the Premises at its own cost and expense, and shall maintain the Premises in good and fully operating condition and repair, regularly servicing and promptly making all repairs thereto, including but not limited to roof membrane (repair and maintenance only), fire life safety systems (including any in-rack sprinklers), parking lot and truck court areas, landscaping, Refrigeration Equipment (including the under-floor heating/insulation mechanical system), plate glass, floors, windows and doors, dockdoors, levelers, trash compactors, all plumbing, sewer and electrical systems exclusively serving the Premises from the connection point from the walls of the Premises, heating, ventilating and air-conditioning (“HVAC”) systems, water treatment, fire life safety monitoring, and generators. In addition, Tenant shall be responsible at its own cost and expense for all security at the Premises and the performance of all necessary (i) replacements to the fire life safety systems (including any in-rack sprinklers) and (ii) snow removal and pest control at the Premises. Without limiting the generality of Tenant’s obligations in the immediately preceding sentence, Tenant shall cause the roof membrane and all HVAC and Refrigeration Equipment within the Premises to each be covered, throughout the Lease Term (as may be extended), by a current full-service inspection and repair maintenance contract with an accredited roof contractor as required pursuant to Landlord’s roof warranty, accredited HVAC maintenance firm and an accredited Refrigeration Equipment maintenance firm, respectively, and in a form of contract (including services to be provided) approved in advance by Landlord prior to execution (such roof membrane maintenance contract so approved by Landlord shall be referred to herein as the “Roof Maintenance Contract,” such HVAC equipment maintenance contract so approved by Landlord shall be referred to herein as the “HVAC Maintenance Contract” and such Refrigeration Equipment maintenance contract so approved by Landlord shall be referred to herein as the “Refrigeration Maintenance Contract” and the foregoing shall be collectively referred to herein as the “Maintenance Contracts”). In no event shall Landlord’s approval of the Maintenance Contracts be unreasonably withheld, conditioned or delayed and failure of Landlord to respond to any approval request from Tenant for the Maintenance Contracts shall be deemed approved should Landlord fail to respond with five (5) business days from Tenant’s request. The Maintenance Contracts and services included therein shall be paid for by the Tenant directly to the applicable maintenance provider. A copy of each signed Maintenance Contract shall be forwarded to Landlord within ten (10) days following execution thereof. Tenant shall comply with and abide by all Codes affecting the Premises, the improvements thereon, the business to be conducted therein and thereon by Tenant, or any activity or condition on or in the Premises. Except for items that are expressly identified in this Lease as being the responsibility of Landlord, Tenant shall promptly replace any portion of the Premises or any system, equipment or component in or serving the Premises that cannot be fully repaired, regardless of whether the benefit of such replacement extends beyond the Lease Term. Tenant shall maintain the Premises in an orderly, first-class and fully operating condition as required for the Permitted Use. Except for Landlord’s obligations set forth in Section 7.01 above, Landlord shall have no obligation to repair or maintain the Premises, the improvements or any areas adjacent thereto. Notwithstanding anything to the contrary in this Lease, if (1) Tenant is required to incur an expense under this Section 7.02 in connection with a repair or replacement of the Refrigeration Equipment and mechanical refrigeration system (other than as a result of any acts or omissions of Tenant, excluding ordinary wear and tear), and (2) the expense is the result of a single repair, replacement, addition, alteration, change or improvement estimated to cost in excess of $25,000, after expiration of the Refrigeration Warranty Period then (i) Landlord shall perform and pay for such repair or replacement and (ii) the cost thereof shall be amortized over the Lease Term with interest at 7%, and the portion thereof amortized over the Lease Term included, as amortized, as part of the Operating Expenses payable by Tenant hereunder. Tenant shall comply with and abide by all applicable laws affecting the Premises, the improvements thereon, the business to be conducted therein and thereon by Tenant, and any activity or condition on the Premises. If Landlord notifies Tenant of failure to perform any repair, replacement, or maintenance required hereunder, and Tenant does not commence performance of such repair, replacement or maintenance within ten (10) business days of receipt of such notice, then Landlord may (but shall have no obligation to) perform such repair, replacement or maintenance, and Tenant shall pay to Landlord within ten (10) days of receipt of Landlord’s invoice therefor, the amount of all costs incurred by Landlord in connection therewith plus an overhead allowance equal to fifteen percent (15%) of such costs.

Section 7.03 Alterations. Tenant shall not make any additions, alterations, changes or improvements (each, an “Alteration”) to the Premises or any portion thereof without the prior written approval of Landlord, which shall not be unreasonably withheld unless the same shall affect any portion of the Property for which Landlord is responsible pursuant to Section 7.01 of this Lease; provided, however, without the consent of Landlord, Tenant shall be permitted to make Alterations costing less than (i) $25,000.00 with respect to any single project and (ii) $100,000.00 during any consecutive 12-month period, provided the same do not affect any portion of the Property for which Landlord is responsible pursuant to Section 7.01 of this Lease or the HVAC or other Building system (each, a “Minor Alteration”). Any request for Landlord’s approval of an Alteration shall be presented to Landlord in writing, accompanied by detailed drawings and specifications. Landlord shall use commercially reasonable efforts to respond within seven (7) business days to any request by Tenant for approval of any such Alteration. Upon termination of this Lease, all such Alterations shall become a part of the realty and the property of Landlord, and shall not be removed by Tenant, and Tenant shall not be obligated to restore the Premises to its pre-Alteration configuration as of the Commencement Date. Tenant shall ensure that all Alterations shall be made in accordance with all applicable laws, regulations and building codes, in a good and workmanlike manner and of quality equal to or better than the original construction of the Building or applicable portion of the Premises.

Section 7.04 ADA. Notwithstanding any provision to the contrary in this Lease, Landlord and Tenant hereby agree that Tenant, at its sole cost, is responsible for making any repairs within the Premises to correct violations of construction-related accessibility standards under The Americans with Disabilities Act of 1990 (as the same may be amended) or any other applicable law; and, if anything done by or for Tenant in its use or occupancy of the Premises, including without limitation making any Alterations or constructing any tenant improvements, shall require or otherwise trigger repairs to the Building to correct violations of construction-related accessibility standards, then Tenant shall, at Landlord’s option, either perform such repairs at Tenant’s sole cost and expense or reimburse Landlord upon demand, as Additional Rent, for the cost to Landlord of performing such repairs.

ARTICLE 8 - INDEMNITY AND INSURANCE

Section 8.01 Release. All of Tenant’s trade fixtures, merchandise, inventory and all other personal property in or about the Premises which is deemed to include the trade fixtures, equipment, merchandise, inventory and personal property of others located in or about the Premises at the invitation, direction or acquiescence (express or implied) of Tenant (all of which property shall be referred to herein, collectively, as “Tenant’s Property”), shall be and remain at Tenant’s sole risk. Landlord shall not be liable to Tenant or to any other person for, and Tenant hereby releases Landlord from (a) any and all liability for theft or damage to Tenant’s Property, and (b) any and all liability for any injury to Tenant or its employees, agents, contractors, guests and invitees in or about the Premises except to the extent of personal injury (but not property loss or damage) caused directly by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors. Nothing contained in this Section 8.01 shall limit (or be deemed to limit) the waivers contained in Section 8.05 below. In the event of any conflict between the provisions of Section 8.05 below and this Section 8.01, the provisions of Section 8.05 shall prevail. This Section 8.01 shall survive the expiration or earlier termination of this Lease.

Section 8.02 Indemnification. Tenant hereby assumes all risk of damage to property and injury to persons, in, on, or about the Premises from any cause whatsoever and covenants and agrees that Landlord, and its members, sub-members, managers, shareholders, partners and subpartners, and their respective officers, directors, agents, property managers, servants, employees, and independent contractors (collectively, “Landlord Representatives”) shall not at any time or to any extent whatsoever be liable, responsible, or in any way be accountable for any loss, injury, death or damage to persons or property which at any time may be suffered or sustained by Tenant or by any person or entity who may at any time be using, occupying or visiting the Premises during the Lease Term, or be in, on, or about the same, whether such loss, injury, death or damage shall be caused by or in any way result from or arise out of any act, omission or negligence of Tenant or any occupant, subtenant, visitor or user of any portion of the Premises or from fire, steam, electricity, water, rain, act of God, or from breakage or leakage or any defect in any pipes, sprinklers or fixtures, or plumbing, electrical or heating and air conditioning systems, or from any other cause other than resulting from the gross negligence or willful misconduct of Landlord or any Landlord Representative or any of Landlord’s members, shareholders, managers, contractors, invitees, or subtenants. Tenant hereby releases Landlord and Landlord’s Representatives and agrees to protect, indemnify, defend, hold and save Landlord and

Landlord’s Representatives free and harmless of, from, and against any and all claims, damages, demands, penalties, costs, liabilities, losses, and expenses (including without limitation reasonable attorneys’ fees and expenses at the trial and appellate levels) arising from any cause in, on or about the Premises during the Lease Term or Tenant’s occupancy of the Premises (including, without limitation, Tenant’s installation, placement and removal of alterations, improvements, fixtures and/or equipment in, on or about the Premises), and any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the Tenant Parties or any such person, in, on or about the Premises, in all such cases except to the extent of personal injury (but not property loss or damage) caused directly by the gross negligence or willful misconduct of Landlord or any Landlord Representative. Nothing contained in this Section 8.02 shall limit (or be deemed to limit) the waivers contained in Section 8.05 below. In the event of any conflict between the provisions of Section 8.05 below and this Section 8.02, the provisions of Section 8.05 shall prevail. This Section 8.02 shall survive the expiration or earlier termination of this Lease.

Section 8.03 Tenant’s Insurance. From and after the date (the “Insurance Start Date”) which is the earlier of (i) the date Tenant enters any portion of the Premises for any reason, or (ii) the Commencement Date, and continuing thereafter throughout the Lease Term, Tenant, at Tenant’s sole cost and expense, shall procure and maintain in full force and effect, the following coverages in the following amounts.

(a) Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant’s operations, assumed liabilities or use of the Premises, including a Broad Form Commercial General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 8.02 above, for limits of liability not less than:

Bodily Injury and
Property Damage Liability	$5,000,000.00 each occurrence
$5,000,000.00 annual aggregate

Personal Injury Liability	$5,000,000.00 each occurrence
$5,000,000.00 annual aggregate 0% Insured’s participation

(b) Physical Damage Insurance covering (i) all furniture, trade fixtures, equipment, merchandise, inventory, stock-in-trade and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, and other Tenant’s Property; and (ii) all Leasehold Improvements (as defined below). Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage, business interruption and earthquake sprinkler leakage coverage. For purposes hereof, the “Leasehold Improvements” shall collectively mean all tenant and other improvements in and to the Premises, including, without limitation, all such tenant and other improvements in, on or to the Premises as of the date of mutual execution and delivery of this Lease and all additions, alterations, changes and improvements made in or to the Premises after the date of mutual execution and delivery of this Lease.

(c) If any boiler or machinery is operated in the Premises, then boiler and machinery insurance.

(d) Comprehensive Automobile liability insurance having a combined single limit of not less than One Million and 00/100 Dollars ($1,000,000.00) per accident and insuring Tenant against liability for claims arising out of Tenant’s ownership, maintenance and/or use of any owned, hired or non-owned automobiles.

(e) Workers’ compensation and employer’s liability insurance in amounts as required under all applicable laws.

(f) Business interruption, loss-of-income and extra expense insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises as a result of such perils.

(g) Coverage for earthquake and flood risks.

Under no circumstance shall the minimum limits of policies of insurance required of Tenant under this Lease limit the liability of Tenant under this Lease. Such insurance shall: (i) name Landlord, Landlord’s property manager, Landlord’s mortgagee(s) of the Premises (or any portion thereof) and any other party Landlord specifies in writing to Tenant which has an interest in the Premises as an additional insured or loss payee (as their respective interests may appear); (ii) with respect to Tenant’s liability insurance, specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant’s obligations under Section 8.02 above (as applicable); (iii) be issued by an insurance company having a rating of not less than A-X in Best’s Insurance Guide and a claims paying ability rating of AA or better by S&P, or which is otherwise acceptable to Landlord and licensed to do business in the state in which the Premises is located; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; provided, however, the Landlord’s Insurance as described in Section 8.04 shall be primary as to any Building loss; (v) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days’ prior written notice shall have been given to Landlord and any mortgagee or ground or underlying lessor of Landlord; (vi) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord; and (vii) have deductible amounts reasonably acceptable to Landlord. Tenant shall deliver certificates evidencing the required coverages to Landlord on or before the Insurance Start Date and at least ten (10) days before the expiration dates of the applicable policies. If Tenant shall fail to procure such insurance, or to deliver such policies or certificate, within such time periods, Landlord may, at its option, in addition to all of its other rights and remedies under this Lease, and without regard to any notice and cure periods set forth in Section 13.01, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within ten (10) days after delivery of bills therefor. In addition, upon request from Landlord, Tenant shall deliver to Landlord an insurance loss run report for the Premises.

Section 8.04 Landlord’s Insurance. During the Lease Term, Landlord shall keep the Premises (including but not limited to the Buildings, but excluding Tenant’s Property) insured in such form and with such policy limits as Landlord may determine from time to time against (i) all risks (as the term “all risk” is used in the insurance industry), (ii) earthquake and flood risks, and (iii) any other insurance coverage deemed appropriate by Landlord (or, if applicable, required by Landlord’s lender), in such form and with such policy limits as Landlord may determine from time to time. In the event of any insured loss, tenant shall be liable to Landlord for any deductible or coinsurance amount claimed by the insurance carrier. The insurance set forth in this Section 8.04 shall be referred to collectively herein as “Landlord’s Insurance” and the cost therefor shall be included in Operating Expenses to the extent permitted in Article 3 above. All insurance maintained by Landlord shall be in addition to and not in lieu of the insurance required to be maintained by Tenant.

Section 8.05 Waiver of Subrogation. Notwithstanding anything to the contrary in this Lease, Landlord and Tenant mutually waive their respective rights of recovery against each other and each other’s officers, directors, constituent partners, members, agents and employees, and Tenant further waives such rights against (a) each lessor under any ground or underlying lease encumbering the Premises and (b) each lender under any mortgage or deed of trust or other lien encumbering the Premises (or any portion thereof or interest therein), to the extent any loss is insured against or required to be insured against under this Lease, including, but not limited to, losses, deductibles or self-insured retentions covered by Landlord’s or Tenant’s insurance required to be obtained hereunder. This provision is intended to waive, fully and for the benefit of each party to this Lease, any and all rights and claims that might give rise to a right of subrogation by any insurance carrier. Each party shall cause its respective insurance policy(ies) to be endorsed to evidence compliance with such waiver.

ARTICLE 9 - CASUALTY

In the event of total or partial destruction of the Building or the Premises as a whole by fire or other casualty, Landlord agrees to promptly restore and repair the same; provided, however, Landlord’s obligation hereunder shall be limited to the improvements on the Premises constructed by Landlord as they existed as of the Commencement Date, and shall specifically exclude Tenant’s Property (the restoration and repair of which shall completed by Tenant promptly following the casualty date). Rent shall proportionately abate during the time that the Premises or portion thereof is unusable because of any such damage to the extent Tenant does not actually use the Premises or applicable portion thereof. Notwithstanding the foregoing, if the damage to the Premises (a) cannot reasonably be repaired or rebuilt within two hundred ten (210) days from the casualty date, as determined by Landlord or such casualty occurs in the final year of the Lease Term; or (b) is not covered by the insurance required hereunder or, if covered, such insurance proceeds are not released by any mortgagee entitled thereto or are insufficient to rebuild the Building and/or the Premises as a whole; then, in case of a clause (a) casualty, either Landlord or Tenant may, or, in the case of a clause (b) casualty, then Landlord may, upon thirty (30) days’ written notice to the other party, terminate this Lease with respect to matters thereafter accruing.

To the fullest extent permitted by law, Tenant waives any right under applicable laws currently or hereinafter in effect that is inconsistent with the terms of this paragraph.

ARTICLE 10 - EMINENT DOMAIN

If all or any substantial portion of the Premises shall be acquired by the exercise of eminent domain, Landlord may terminate this Lease by giving written notice to Tenant on or before the date possession thereof is so taken. If all or any portion of the Premises shall be acquired by the exercise of eminent domain so that the Premises shall become impractical for Tenant to use for the Permitted Use, Tenant may terminate this Lease by giving written notice to Landlord prior to the date possession thereof is so taken. All damages awarded shall belong to Landlord; provided, however, that Tenant may claim dislocation damages only to the extent such claim does not decrease Landlord’s award of damages, and Tenant may claim damages related to Tenant’s personal property, if any.

ARTICLE 11 - ASSIGNMENT AND SUBLEASE

Section 11.01 General Transfer Requirements; Procedure. Tenant shall not assign, mortgage, pledge, hypothecate, encumber, or otherwise transfer, this Lease or any interest hereunder or sublet the Premises or any portion thereof (each, a “Transfer”), without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. At least ninety (90) days prior to the effective date of any proposed Transfer, Tenant shall deliver written notice to Landlord thereof, which shall include the name of the proposed transferee, the term, use, rental rate and other relevant particulars of the proposed Transfer, including, without limitation, evidence satisfactory to Landlord that such proposed Transferee will not use, store or dispose of any Hazardous Substances in or on the Premises (the “Transfer Notice”). By way of example and not limitation, Landlord shall be deemed to have reasonably withheld consent to a proposed Transfer if in Landlord’s opinion (i) the financial worth of the proposed transferee is insufficient to meet the obligations hereunder or is otherwise less than that of the originally named Tenant hereunder, (ii) the proposed transferee proposes to change the use of the Premises for other than the Permitted Use and such proposed use is not a then legal use, (iii) the proposed transferee and/or its proposed use of the Premises violates any exclusive use covenants within the development, if applicable, or (iv) the proposed transferee is a current tenant of the Premises or is a bona-fide third-party prospective tenant. No Transfer of this Lease shall be effective and valid unless and until Tenant has delivered (a) any additional evidence, documentation, or other information Landlord may reasonably require to inform its decision to grant or withhold its consent, and (b) an executed counterpart of the document evidencing the Transfer which is in a form reasonably approved by Landlord and contains the same terms and conditions as stated in the Transfer Notice.

Section 11.02 Effect of Transfer. Any attempted Transfer without Landlord’s consent shall constitute a Default and shall be voidable at Landlord’s option. Any Transfer consented to by Landlord shall not relieve Tenant (or any applicable transferee) from obtaining Landlord’s consent to any subsequent Transfer. In the event of any Transfer, Tenant shall remain primarily liable hereunder, and any renewal, extension, or other similar rights or options granted to Tenant under this Lease shall be rendered void and of no further force or effect. The acceptance of Rent from any other entity or person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to any Transfer. If Landlord receives a Transfer Notice for a Transfer other than a Permitted Transfer as set forth in Section 11.05 below, Landlord may, at its option, within thirty (30) days after receipt thereof, terminate this Lease by giving Tenant notice of such election to terminate at least thirty (30) days prior to the effective date thereof, and upon such termination neither Landlord nor Tenant shall have any further rights or obligations under this Lease except for those that have accrued prior to the date thereof and which expressly survive the expiration or earlier termination of this Lease.

Section 11.03 Transfer Premium; Landlord’s Fees. If Tenant shall make any Transfer with Landlord’s consent and the terms of such Transfer include a rental amount in excess of the Rent payable under this Lease, Tenant shall pay to Landlord fifty percent (50%) of any such excess rental upon receipt. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord, within thirty (30) days after written request by Landlord; provided, however, the foregoing fees shall not exceed Three Thousand Five Hundred and 00/100 Dollars ($3,500.00).

Section 11.04 Deemed Transfers. For purposes of this Lease, the term “Transfer” shall also include, whether voluntary or involuntary and whether effected by death, operation of law or otherwise, (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of more than fifty percent (50%) or more of the partners, or transfer of more than fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of more than fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of more than fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period.

Section 11.05 Permitted Transfers. Notwithstanding anything to the contrary in this Lease, a Permitted Transfer shall not be deemed an assignment, sublease or Transfer under this Lease, shall not require Landlord’s consent and shall not trigger any recapture or rent-sharing provisions of this Lease, provided that (i) Tenant provides Landlord with notice promptly following the consummation of the applicable transaction, (ii) following the closing of such Permitted Transfer, Tenant promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such Permitted Transfer or such Permitted Transferee, (iii) such Permitted Transfer is not a subterfuge by Tenant to avoid its obligations under this Lease, and (iv) the Permitted Transferee shall have a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles (“Net Worth”) at least equal to the Net Worth of Tenant on the day immediately preceding the effective date of such Permitted Transfer. Any Permitted Transferee in connection with a Permitted Transfer shall be deemed the original Tenant for all purposes of this Lease (including without limitation options to renew or expand, and signage rights). As used herein, the term “Permitted Transfer” means a Transfer: (i) to any entity controlling Tenant, controlled by Tenant, or under common control with Tenant, (ii) to an entity into which Tenant is merged or consolidated, or (iii) to an entity to which all or substantially all of Tenant’s assets are transferred, but any merger, consolidation, or transfer of assets must be for a legitimate business purpose and not principally for the purpose of transferring Tenant’s interest in this Lease, or (iv) in connection with a public offering or private sale of 100% of the equity interest of Tenant. As used herein, the term “Permitted Transferee” means any transferee or the resulting Tenant arising from or in connection with a Permitted Transfer.

ARTICLE 12 - TRANSFERS BY LANDLORD

Section 12.01 Sale of the Premises. Landlord shall have the right to sell the Premises, or any portion thereof, at any time during the Lease Term, and such sale shall operate to release Landlord from liability hereunder after the date of such conveyance.

Section 12.02 Estoppel Certificate. Within ten (10) days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, an estoppel certificate substantially in the form attached hereto as Exhibit F, which estoppel certificate may be relied upon by Landlord and by any purchaser or mortgagee of the Building, and/or any other party as may be reasonably specified by Landlord. Tenant’s failure or refusal to execute and deliver such statement within such ten-day period shall, at the option of Landlord, constitute a Default under this Lease, and in any event, shall be conclusive and binding upon Tenant that: (a) this Lease is in full force and effect, without modification, except as may be represented by Landlord; (b) there are no uncured defaults in Landlord’s performance and that Tenant has no right of offset, counterclaim or deduction against Base Rent or other payment obligations under this Lease; and (c) no more than one (1) months’ Base Rent or other payment obligations under this Lease has been paid in advance.

Section 12.03 Subordination; Attornment. Subject to the terms of this Section 12.03 and any SNDA, this Lease shall be subject and subordinate at all times to any mortgage, deed to secure debt, ground lease, deed of trust or other instrument in the nature thereof, and any amendments or modifications thereto (each, a “Mortgage”) presently existing or hereafter encumbering the Premises and Tenant shall recognize as its landlord and attorn to any person succeeding to Landlord under this Lease upon any foreclosure, or deed in lieu of foreclosure, of such Mortgage at the election of such successor-in-interest (such party herein called a “New Owner”). Such subordination shall be self-operative and no further instrument of subordination need be required by any owner or holder of any such Mortgage; provided, however, Landlord shall use commercially reasonable efforts to deliver to Tenant a subordination non-disturbance and attornment agreement in a commercially reasonable form executed by Landlord and the appropriate holder of such Mortgage (each, an “SNDA”). In connection with the foregoing, within thirty (30) days after Tenant’s execution of this Lease, Landlord shall use commercially reasonable efforts to provide Tenant with a commercially reasonable and mutually acceptable SNDA from the holder of the current Mortgage encumbering the Premises in substantially the form attached hereto as Exhibit G; provided, however, that neither the failure nor refusal of any Mortgage holder to execute and deliver an SNDA shall render Landlord liable therefor.

Furthermore, within ten (10) days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost, an SNDA in substantially the form attached hereto as Exhibit G to the holder of a Mortgage, or New Owner deems reasonably necessary or desirable to confirm the subordination of this Lease and Tenant’s attornment obligations. Notwithstanding the foregoing, any holder of a Mortgage shall have the right to elect, by written notice given to Tenant, to have this Lease be superior to its Mortgage. As long as Tenant is not in default (after notice and opportunity to cure as set forth in this Lease) under this Lease when New Owner acquires title to the Premises, New Owner will not disturb or otherwise interfere with Tenant’s possession of the Premises for the remainder of the Lease Term, subject to the terms and conditions of the applicable SNDA.

ARTICLE 13 - DEFAULT AND REMEDY

Section 13.01 Default. The occurrence of any of the following shall be a “Default”:

(a) Tenant fails to pay any installments of Base Rent or Additional Rent within five (5) days after the same is due.

(b) Tenant fails to perform or observe any other term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Landlord; provided, however, that if the nature of Tenant’s Default is such that more than thirty (30) days is reasonably required to cure, then Tenant shall have such additional time to cure such Default as is reasonably necessary under the circumstances in question, provided that Tenant commences such curative efforts as soon as is reasonably practical within said thirty (30) day-period and thereafter diligently completes the required action within a reasonable time (not to exceed sixty (60) additional days).

(c) Tenant shall (i) abandon the Premises and/or (ii) cease to conduct its operations at the Premises in each case for a period of at least fourteen (14) consecutive days, regardless of whether or not a Default then exists under Section 13.01(a) above, except as a result of a Force Majeure event.

(d) Tenant shall Transfer all or a portion of the Premises in contravention of the provisions of Article 11 of this Lease.

(e) Tenant fails to comply with the restrictions contained in Section 5.02(a) of this Lease prohibiting on-street parking, stacking or queuing, or rail car usage.

(f) Tenant makes a general assignment for the benefit of creditors, files a voluntary petition of bankruptcy or reorganization, is the subject of an involuntary petition of bankruptcy or reorganization (which is not dismissed within twenty (20) days of such filing), or is subject to a receivership, attachment of judicial seizure of the Premises or substantially all of Tenant’s assets on the Premises (any of which is not dismissed within twenty (20) days of such filing).

(g) Tenant fails to procure, maintain and deliver to Landlord evidence of the insurance policies and coverages as required under Article 8 above.

(h) Tenant fails to deliver the Initial Security Deposit concurrently with execution hereof.

(i) Tenant fails to deliver the Letter of Credit on or before the LOC Delivery Date.

(j) Tenant fails to provide Landlord with a replacement Letter of Credit or an amendment to the Letter of Credit after Landlord draws upon the Letter of Credit or for payment to apply the proceeds thereof in strict accordance with the provisions of Article 4 within ten (10) business days after the date of such draw upon the Letter of Credit.

(k) The delivery by Tenant to Landlord of any letter of credit that does not conform to the form of Letter of Credit attached hereto as Exhibit J.

In addition to the Defaults described above, the parties agree that if Tenant receives written notice of a violation of the performance of any (but not necessarily the same) term or condition of this Lease three (3) or more times during any twelve (12) month period, regardless of whether such violations are ultimately cured, then such conduct shall, at Landlord’s option, be deemed a Default.

Section 13.02 Remedies. Upon the occurrence of any Default, and without further notice to Tenant, Landlord shall have the following rights and remedies, in addition to those stated elsewhere in this Lease and those allowed by law or in equity (all of which rights and remedies shall be distinct, separate and cumulative):

(a) Tenant’s Right to Possession Not Terminated. Landlord can continue this Lease in full force and effect, and this Lease will continue in effect as long as Landlord does not terminate Tenant’s right to possession, and Landlord shall have the right to collect Rent when due. During the period Tenant is in Default, Landlord can enter the Premises and relet the Premises, or any portion thereof, to third parties for Tenant’s account. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, broker’s commissions, expenses of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining Lease Term. Tenant shall pay to Landlord all Rent due under this Lease on the dates such Rent is due, less the Rent Landlord receives from any reletting. No act by Landlord allowed by this Section 13.02(a) shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease. After Tenant’s Default and for so long as Landlord does not terminate Tenant’s right to possession of the Premises, subject only to reasonable limitations, Landlord shall have the right to assign or sublet Tenant’s interest in this Lease, but Tenant shall not be released from any liability hereunder.

(b) Termination of Tenant’s Right to Possession. Landlord can terminate Tenant’s right to possession of the Premises at any time. No act by Landlord other than giving notice to Tenant shall terminate this Lease, and Tenant hereby irrevocably waives any right otherwise available under any applicable laws to redeem or reinstate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession. On termination Landlord has the right to recover from Tenant:

(i) The worth, at the time of the award of the unpaid Rent that had been earned at the time of termination of this Lease;

(ii) The worth, at the time of the award of the amount by which the unpaid Rent that would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of Rent that Tenant proves could have been reasonably avoided;

(iii) The worth, at the time of the award of the amount by which the unpaid Rent for the balance of the Lease Term after the time of award exceeds the amount of the loss of Rent that Tenant proves could have been reasonably avoided; and

(iv) Any other amount, and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant’s Default. “The worth, at the time of the award,” as used in (i) and (ii) of this Section 13.02(b), is to be computed by allowing interest at a rate equal to ten percent (10%) per annum. “The worth, at the time of the award,” as referred to in (iii) of this Section 13.02(b), is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%).

(c) Appointment of Receiver. Landlord shall have the right to have a receiver appointed to collect Rent. Neither the filing of a petition for the appointment of a receiver nor the appointment itself shall constitute an election by Landlord to terminate this Lease.

(d) Cure at Tenant’s Cost. Landlord, may, at Landlord’s option, cure a Default at Tenant’s cost. If Landlord at any time, by reason of Tenant’s Default, pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant to Landlord at the time the sum is paid, and if paid at a later date shall bear interest at the Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. The sum, together with interest thereon, shall be deemed Additional Rent

(e) Other Available Remedies. Landlord may pursue any other remedy now or hereafter available under any laws or provision of this Lease without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof. The expiration or termination of this Lease and/or the termination of Tenant’s right to possession shall not relieve Tenant from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the Lease Term or by reason of Tenant’s occupancy of the Premises.

(f) Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any Default, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements.

Section 13.03 Limitation of Landlord’s Liability. IF LANDLORD SHALL FAIL TO PERFORM ANY TERM, CONDITION, COVENANT OR OBLIGATION REQUIRED TO BE PERFORMED BY IT UNDER THIS LEASE AND IF TENANT SHALL, AS A CONSEQUENCE THEREOF, RECOVER A MONEY JUDGMENT AGAINST LANDLORD, TENANT AGREES THAT IT SHALL LOOK SOLELY TO LANDLORD’S RIGHT, TITLE AND INTEREST IN AND TO THE PREMISES FOR THE COLLECTION OF SUCH JUDGMENT; AND TENANT FURTHER AGREES THAT NO OTHER ASSETS OF LANDLORD, OR OF ANY OWNER, PARTNER, MEMBER OR MANAGER IN OR OF LANDLORD, SHALL BE SUBJECT TO LEVY, EXECUTION OR OTHER PROCESS FOR THE SATISFACTION OF TENANT’S JUDGMENT.

Section 13.04 Nonwaiver of Defaults. Landlord’s failure or delay in exercising any of its rights or remedies or other provisions of this Lease shall not constitute a waiver thereof or affect its right thereafter to exercise or enforce such right or remedy or other provision. No waiver of any Default shall be deemed to be a waiver of any other Default. Landlord’s receipt of less than the full Rent due shall not be construed to be other than a payment on account of Rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

Section 13.05 Attorneys’ Fees. In the event of any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover its attorneys’ fees in such action or proceeding, including costs of appeal, if any, in such amount as the court or arbitrator may adjudge reasonable as and for attorneys’ fees

ARTICLE 14 - INTENTIONALLY OMITTED

ARTICLE 15 - TENANT’S RESPONSIBILITY REGARDING ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES

Section 15.01 Definitions.

(a) “Environmental Laws” shall mean all present or future federal, state and municipal laws, ordinances, rules and regulations regulating or relating to health, safety, or environmental conditions at, on, in, under, or about the Premises or the environment or natural resources, including but not limited to the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; the Clean Air Act; the Clean Water Act; the Toxic Substances Control Act and all state and local counterparts thereto, and any common or civil law obligations including but not limited to nuisance or trespass.

(b) “Hazardous Substances” shall mean and include any substance, material, waste, pollutant, or contaminant that is or could be regulated under any Environmental Laws or that may adversely affect human health or the environment, including but not limited to any solid or hazardous waste, hazardous substance, asbestos, petroleum (including but not limited to crude oil or any fraction thereof, natural gas, synthetic gas, polychlorinated biphenyls (PCBs), and radioactive material).

Section 15.02 Required Documentation; Transfer of Regulatory Ownership and System Responsibility.

(a) Prior to Tenant’s execution of this Lease, Tenant shall deliver to Landlord an executed “Hazardous Substances Disclosure Certificate” in the form attached hereto as Exhibit C, describing Tenant’s use of Hazardous Substances in the operation of its business, and any other reasonably necessary documents as requested by Landlord.

(b) If Tenant is required by applicable law or regulation, or by Landlord upon request, to prepare a hazardous materials business plan (“HMBP”), then Tenant shall provide Landlord with a copy of the current version of the HMBP on or before the fifteenth (15th) day of each calendar year throughout the Lease Term and any extension thereof.

(c) In addition, Tenant shall ensure, and provide documentation to Landlord for, compliance with all state and federal regulatory requirements applicable to Tenant’s use and occupancy of the Premises, specifically including but not limited to the following:

(i) Occupational Safety and Health Organization (OSHA) Process Safety Management (PSM) Program—Code of Federal Regulations, Title 29, Subtitle B, Chapter Xvii, Part 1910; “Occupational Safety and Health Standards”;

(ii) Environmental Protection Agency (EPA) Risk Management Plan (RMP)—Code of Federal Regulations, Title 40, Chapter 1, Part 68; “Chemical Accident Prevention Provisions”;

(iii) Tier II Reporting – Code of Federal Regulations, Title 42, Chapter 116, Section 11022, “Emergency and Hazardous Chemical Inventory Forms” as part of the “Emergency Planning and Community Right to Know; and

(iv) Department of Homeland Security – Chemical Facilities Anti-Terrorism Standard (CFATS) – Code of Federal Regulations, Title 6, Chapter 1, Subchapter 16 – “Chemical Facility Anti-Terrorism Standards”.

Section 15.03 Hazardous Substances Usage. Tenant shall not, nor shall it cause or permit, the use, transportation, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Premises, or the transportation to or from the Premises of any Hazardous Substances without Landlord’s prior written consent, except for the use or storage of reasonable quantities of cleaning products and other products as are reasonably necessary to clean and maintain the Premises, or operate the Refrigeration Equipment, so long as such products are used, stored and disposed of in accordance with all Environmental Laws (collectively, the “Hazardous Substance Exceptions”). Tenant, at its sole cost and expense, shall operate its business in the Premises and on the Premises in compliance with all Environmental Laws and all requirements of this Lease, and, subject the Hazardous Substance Exceptions, shall remove all Hazardous Substances stored, disposed of or otherwise released by Tenant onto or from the Premises as accordance with Section 15.04(b) below. Tenant shall not be entitled nor permitted to install any tanks under, on or about the any portion of the Premises for the storage of Hazardous Substances without the express written consent of Landlord, which may be given or withheld in Landlord’s sole and absolute discretion.

Section 15.04 Notices; Remediation Obligations.

(a) Tenant shall immediately (a) notify Landlord of (i) any actual or alleged violation by Tenant, its employees, agents, representatives, customers, invitees or contractors of any Environmental Laws on, under or about the Premises, or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Premises other than as a result of any Hazardous Substance Exceptions, and (b) deliver to Landlord any notice received by Tenant relating to (a)(i) and (a)(ii) above from any source. Tenant shall execute affidavits, representations and the like within five (5) days of Landlord’s request therefor concerning Tenant’s best knowledge and belief regarding the presence of any Hazardous Substances on, under or about the Premises.

(b) Tenant, at its sole cost and expense, covenants and warrants to promptly investigate, clean up, remove, restore and otherwise remediate (including, without limitation, preparation of any feasibility studies or reports and the performance of any and all closures) any spill, release, discharge, disposal, emission, migration or transportation, incident or other consequences of its usage of Hazardous Substances arising from the acts or omissions of Tenant or Tenant’s agents such that the affected portions of the Premises and any adjacent property are returned to the condition existing prior to such incident or Tenant’s commencement of such usage of Hazardous Substances. Tenant shall provide a written certification to Landlord indicating that Tenant has complied with all applicable reporting requirements. Any such investigation, clean up, removal, restoration and other remediation shall only be performed after Tenant has obtained Landlord’s prior written consent in its sole and absolute discretion. Further, any such investigation, clean up, removal, restoration and other remediation shall be performed in compliance with applicable laws, and in accordance with this Lease. Notwithstanding the foregoing, Tenant shall be entitled to respond immediately to an emergency without first obtaining Landlord’s prior written consent.

Section 15.05 Tenant’s Indemnification. Tenant shall indemnify, hold harmless, and, at Landlord’s option (with such attorneys as Landlord may approve in advance and in writing), defend Landlord and Landlord’s officers, directors, shareholders, partners, members, managers, employees, contractors, property managers, agents and mortgagees and other lien holders, from and against any and all “Losses” (hereinafter defined) arising from or related to: (a) any violation or alleged violation by Tenant or any of Tenant’s agents of any applicable laws, including but not limited to Environmental Laws; (b) any breach of the provisions of this Article 15 by Tenant or any of Tenant’s agents; or (c) any usage of any Hazardous Substances on, about or from the Premises of any Hazardous Material approved by Landlord under this Lease. The term “Losses” shall mean all claims, demands, expenses, actions, judgments, damages (whether consequential, direct or indirect, known or unknown, foreseen or unforeseen), penalties, fines, liabilities, losses of every kind and nature (including, without limitation, property damage, diminution in value of Landlord’s interest in the Premises, damages for the loss or restriction on use of any space or amenity within the Premises, sums paid in settlement of claims and any costs and expenses associated with injury, illness or death to or of any person), suits, administrative proceedings, costs and fees, including, but not limited to, attorneys’ and consultants’ fees and expenses, and the costs of cleanup, remediation, removal and restoration, that are in any way related to any matter covered by the foregoing indemnity.

Section 15.06 Inspections and Tests. Landlord shall have the sole right at all times during the Lease Term to (i) enter and inspect the Premises, (ii) conduct tests and investigations periodically and from time to time to determine whether Tenant is in compliance with the provisions of this Article 15 or to determine if Hazardous Substances are present in, on or about the Premises, and (iii) request lists identifying by type and amount all Hazardous Substances used, stored or otherwise located on, under or about any portion of the Premises. If as a result of such inspections, tests and/or investigations Landlord reasonably determines that contamination has occurred on the Premises and that Tenant or any of Tenant’s agents are responsible in any manner for such contamination, the commercially reasonable cost of all such inspections, tests and investigations shall be borne by Tenant. The aforementioned rights granted herein to Landlord and its representatives shall not create (a) a duty on Landlord’s part to inspect, test, investigate, monitor or otherwise observe the Premises or the activities of Tenant and Tenant’s Agents with respect to Hazardous Substances, including without limitation, Tenant’s operation, use and any remediation related thereto, or (b) liability on the part of Landlord and its representatives for Tenant’s use, storage, disposal or remediation of Hazardous Substances, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

Section 15.07 Tenant’s Obligations upon Surrender. At the expiration or earlier termination of the Lease Term, Tenant, at the reasonable written request of Landlord and at Tenant’s sole cost and expense, shall: (i) cause an environmental assessment of the Premises to be conducted in accordance with this Section 15.07; (ii) cause all Hazardous Substances to be removed from the Premises and managed or disposed of in accordance with all Environmental Laws and as necessary to allow the Premises to be used for any purpose; and (iii) cause to be removed all containers installed or used by Tenant or Tenant’s agents to store any Hazardous Substances on the Premises, and cause the repair of any damage to the Premises resulting from such removal. If required, Tenant shall submit to Landlord, at least one hundred twenty (120) days prior to the expiration date of this Lease (or in the event of an earlier termination of this Lease, as soon as reasonably possible following such termination), an environmental assessment of the Premises by a competent and experienced environmental engineer or engineering firm reasonably satisfactory to Landlord (pursuant to a contract approved by Landlord and providing that Landlord can rely on the environmental assessment), which (a) evidences that the Premises are in a clean and safe condition and free and clear of any Hazardous Substances; and (b) includes a review of the Premises by an environmental consultant for asbestos, mold, fungus, spores, and other moisture conditions, on-site chemical use, and lead-based paint. If such environmental assessment reveals that remediation or clean-up, for which Tenant has responsibility under this Article 15, is required under any Environmental Laws, Tenant shall submit a remediation plan prepared by a recognized environmental consultant and shall be responsible for all costs of remediation and clean-up, as provided in this Article 15.

Section 15.08 Landlord Cure Right. If Tenant fails to comply with the terms of this Article 15, including, without limitation, if Tenant fails to promptly investigate, clean up, remove, restore, or otherwise so remediate the Premises as required by Environmental Laws, Landlord may, but without obligation to do so, take any and all steps necessary to rectify the same and Tenant shall promptly reimburse Landlord, upon demand, for all costs and expenses incurred by Landlord in connection therewith.

Section 15.09 Survival. The obligations of Landlord and Tenant under this Article 15 shall survive the expiration or earlier termination of this Lease. The rights and obligations of Landlord and Tenant with respect to issues relating to Hazardous Substances are exclusively established by this Article 15. In the event of any inconsistency between any other part of this Lease and this Article 15, the terms of this Article 15 shall control.

ARTICLE 16 - MISCELLANEOUS

Section 16.01 Benefit of Landlord and Tenant. This Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

Section 16.02 Governing Law. This Lease shall be governed in accordance with the laws of the state in which the Premises is located.

Section 16.03 Force Majeure. Landlord and Tenant (except with respect to the payment of Rent) shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including but not limited to work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; unusual weather conditions; or acts or omissions of governmental or political bodies.

Section 16.04 Examination of Lease. Submission of this instrument by Landlord to Tenant for examination or signature does not constitute an offer by Landlord to lease the Premises. This Lease shall become effective, if at all, only upon the execution and delivery of this Lease by both Landlord and Tenant.

Section 16.05 Indemnification for Leasing Commissions. Landlord and Tenant each hereby represent and warrant to the other party that it has not authorized, retained or employed, or acted by implication to authorize, retain or employ, any real estate broker or salesman to act for it or on its behalf in connection with this Lease except for the respective Brokers identified in Section 1.01 above. Landlord and Tenant shall each indemnify, defend and hold the other party harmless from and against any and all claims by any real estate broker or salesman (other than the Brokers) whom the indemnifying party authorized, retained or employed, or acted by implication to authorize, retain or employ, to act for the indemnifying party in connection with this Lease. The parties shall pay any commissions due Brokers based on this Lease pursuant to separate agreements between Landlord and/or Tenant, as applicable, and the applicable Broker.

Section 16.06 Notices. All notices, demands, requests, consents, waivers, approvals and other communications (each, a “Notice”) shall be in writing and shall be deemed given (i) upon the hand delivery thereof during business hours provided a receipt is obtained, (ii) upon the earlier of delivery or tender for delivery if sent by certified mail, return receipt requested, postage charges prepaid, (iii) on the next business day following delivery to a recognized overnight delivery service such as Federal Express or Express Mail, freight charges prepaid or (iv) on the day sent if sent by email on a business day before 5:00 p.m. (in the time zone applicable to the location of the Premises) and provided an original is received, via a nationally recognized overnight courier within one (1) business day after the email is sent. In any event, the requirements set forth hereinabove shall apply to each party set forth in Section 1.01 above (including but not limited Landlord’s property manager (the “Property Manager”)) in order for a Notice to be deemed given under this Lease. Additionally, Tenant shall ensure that the Property Manager is included as a notice party (or otherwise receives written notification) for mechanical refrigeration alarms, fire and life safety alarms and other related equipment notices applicable to the Premises.

Section 16.07 Partial Invalidity; Complete Agreement. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect. This Lease represents the entire agreement between Landlord and Tenant covering everything agreed upon or understood in this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties. No change or addition shall be made to this Lease except by a written agreement executed and delivered by both Landlord and Tenant.

Section 16.08 Financial Information. Subject to Landlord executing a confidentiality agreement in form acceptable to Tenant, from time to time during the Lease Term, but not more than twice per calendar year, except in connection with prospective purchasers or lenders or if Tenant is in Default (in which case, no such limit shall apply), Tenant shall deliver to Landlord information and documentation describing and concerning Tenant’s financial condition in form and substance reasonably acceptable to Landlord or any such prospective purchaser or lender (including but not limited to Tenant’s financial statements for the past three (3) years), within ten (10) days following Landlord’s written request therefor. Upon Landlord’s request, Tenant shall provide to Landlord the most currently available audited financial statement of Tenant prepared in accordance with GAAP. Furthermore, upon the delivery of any such financial information from time to time during the Lease Term, Tenant shall be deemed to automatically represent and warrant to Landlord that the financial information delivered to Landlord is true, accurate and complete, and that there has been no adverse change in the financial condition of Tenant or any guarantor since the date of the then-applicable financial information.

Section 16.10 Waiver of Jury Trial. LANDLORD AND TENANT, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY ANY PARTY TO THIS LEASE WITH RESPECT TO THIS LEASE, THE PREMISES, OR ANY OTHER MATTER RELATED TO THIS LEASE OR THE PREMISES.

Section 16.11 Representations and Warranties.

(a) Tenant hereby represents and warrants that (i) Tenant is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the state under which it was organized; (ii) Tenant is authorized to do business in the state where the Premises is located; and (iii) the individual(s) executing and delivering this Lease on behalf of Tenant has or each have been properly authorized to do so, and such execution and delivery shall bind Tenant to its terms.

(b) Landlord hereby represents and warrants that (i) Landlord is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the state under which it was organized; (ii) Landlord is authorized to do business in the state where the Premises is located; and (iii) the individual(s) executing and delivering this Lease on behalf of Landlord has or have each been properly authorized to do so, and such execution and delivery shall bind Landlord to its terms.

(c) Tenant represents and warrants that neither Tenant nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not Transfer this Lease to, contract with or otherwise engage in any dealings or transactions or be otherwise associated with such persons or entities.

Section 16.12 Signage. All signage installed by or on behalf of Tenant in or about the Premises shall be first approved by Landlord (which approval shall include without limitation the location, size and style thereof), in Landlord’s sole and absolute discretion, and shall be in compliance with all applicable laws, specifically including but not limited to codes and recorded restrictions applicable to the signage or the Premises, and installed by Tenant at its sole cost and expense. Tenant agrees to, at its sole cost and expense, maintain any and all such signage in a good state of repair, and upon expiration or earlier termination of the Lease Term, to promptly (but in no event later than fifteen (15) days thereafter) remove all such signage and repair any damage to the Premises resulting therefrom.

Section 16.13 Parking. Tenant shall be entitled to use the parking facilities designated by Landlord within the Premises in connection with its lease of the Premises, provided that Tenant’s use of such parking facilities shall at all times be in compliance with all applicable Rules and Regulations and other terms set forth in this Lease, any other reasonable requirements of Landlord of which Tenant has received notice, and all applicable laws.

Section 16.14 Area Calculations. Any statement of square footage or acreage set forth in this Lease or that may have been used in calculating Rent or any other charges payable by Tenant is an approximation that Landlord and Tenant agree is reasonable and is not subject to revision or adjustment whether the actual square footage is more or less.

Section 16.15 Time. Time is of the essence of each term and provision of this Lease.

(SIGNATURES CONTAINED ON FOLLOWING PAGE)

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LANDLORD:

HP-A BOLINGBROOK, LLC, a Delaware limited liability company

By:	AGRE HP Industrial Platform JV IV LLC,
a Delaware limited liability company,
its Sole Member

By:	Highridge Provender, L.L.C.,
a Delaware limited liability company,
its Administrative Member

By:	/s/ Neil Johnson
Name: Neil Johnson
Title: President

TENANT:

THE REAL GOOD FOOD COMPANY, LLC, a California limited liability company

By:	/s/ Gerard G. Law
Name: Gerard Law
Title: Chief Executive Officer

EXHIBIT A

LEGAL DESCRIPTION OF REAL PROPERTY

All that certain real property in the Village of Bolingbrook, County of Will, State of Illinois, described as follows:

Lot 3 in Crossroads Business Park Resubdivision No. 5, being a Resubdivision of part of Lot 1 in Block 1 of Crossroads Business Park, being a Subdivision of part of Section 21, Township 37 North, Range 10, East of the Third Principal Meridian, according to the Plat thereof recorded December 10, 1997 as document number R97-110070, in Will County, Illinois.

Permanent Tax No.: 02 21 477 002

Property Street Address: 525 W. Crossroads Pkwy, Bolingbrook, Illinois 60440

EXHIBIT B

DEPICTION OF PREMISES

See attached.

EXHIBIT C

FORM OF HAZARDOUS SUBSTANCES DISCLOSURE CERTIFICATE

HAZARDOUS MATERIALS QUESTIONNAIRE

Property Address:

Lease:

Industrial Building Lease (Triple Net Single-Tenant) between ____________________, a _____________________, as Landlord, and ____________________, a _____________________, as Tenant, dated ________________

Instructions: The following questionnaire is to be completed by the Tenant representative with knowledge of the planned operations for the specified building/location. Please print clearly and attach additional sheets as necessary.

1.0	PROCESS INFORMATION

Describe planned use, and include brief description of manufacturing processes employed.

2.0	HAZARDOUS MATERIALS

Are hazardous materials used or stored? If so, continue with the next question. If not, go to Section 3.0.

2.1	Are any of the following materials handled on the Property? Yes ❑ No❑

(A material is handled if it is used, generated, processed, produced, packaged, treated, stored, emitted, discharged, or disposed.) If so, complete this section. If this question is not applicable, skip this section and go on to Section 5.0.

❑ Explosives ❑ Solvents ❑ Acids ❑ Gases ❑ Other (please specify)	❑ Fuels ❑ Oxidizers ❑ Bases ❑ PCBs	❑ Oils ❑ Organics/Inorganics ❑ Pesticides ❑ Radioactive Materials

2-2.

If any of the groups of materials checked in Section 2.1, please list the specific material(s), use(s), and quantity of each chemical used or stored on the site in the Table below. If convenient, you may substitute a chemical inventory and list the uses of each of the chemicals in each category separately.

Material	Physical State (Solid, Liquid, or Gas)	Usage	Container Size	Number of Containers	Total Quantity

2-3.	Describe the planned storage area location(s) for these materials. Please include site maps and drawings as appropriate.

3.0	HAZARDOUS WASTES

Are hazardous wastes generated?    Yes ❑ No❑

If yes, continue with the next question. If not, skip this section and go to section 4.0.

3.1	Are any of the following wastes generated, handled, or disposed of (where applicable) on the Property?

❑ Hazardous wastes ❑ Waste oils ❑ Air emissions ❑ Regulated Wastes	❑ Industrial Wastewater ❑ PCBs ❑ Sludges ❑ Other (please specify)

3-2.	List and quantify the materials identified in Question 3-1 of this section.

WASTE GENERATED	RCRA listed Waste?	SOURCE	APPROXIMATE MONTHLY QUANTITY	WASTE CHARACTERIZATION	DISPOSITION

3-3.	Please include name, location, and permit number (e.g. EPA ID No.) for transporter and disposal facility, if applicable). Attach separate pages as necessary.

Transporter/Disposal Facility Name	Facility Location	Transporter (T) or Disposal (D) Facility	Permit Number

3-4.	Are pollution controls or monitoring employed in the process to prevent or minimize the release of wastes into the environment? Yes ❑ No ❑

3-5.	If so, please describe.

4.0	USTS/ASTS

4.1

Are underground storage tanks (USTs), aboveground storage tanks (ASTs), or associated pipelines used for the storage of petroleum products, chemicals, or liquid wastes present on site (lease renewals) or required for planned operations (new tenants)?   Yes   ❑    No   ❑

If not, continue with section 5.0. If yes, please describe capacity, contents, age, type of the USTs or ASTs, as well any associated leak detection/spill prevention measures. Please attach additional pages if necessary.

Capacity	Contents	Year Installed	Type (Steel, Fiberglass, etc)	Associated Leak Detection / Spill Prevention Measures*

*Note: The following are examples of leak detection / spill prevention measures:

Integrity testing	Inventory reconciliation	Leak detection system
Overfill spill protection	Secondary containment	Cathodic protection

4-2.	Please provide copies of written tank integrity test results and/or monitoring documentation, if available.

4-3.	Is the UST/AST registered and permitted with the appropriate regulatory agencies? Yes ❑ No❑ If so, please attach a copy of the required permits.

4-4.

If this Questionnaire is being completed for a lease renewal, and if any of the USTs/ASTs have leaked, please state the substance released, the media(s) impacted (e.g., soil, water, asphalt, etc.), the actions taken, and all remedial responses to the incident.

4-5.	If this Questionnaire is being completed for a lease renewal, have U STs/ASTs been removed from the Property? Yes ❑ No ❑

If yes, please provide any official closure letters or reports and supporting documentation (e.g., analytical test results, remediation report results, etc.).

4-6.	For Lease renewals, are there any above or below ground pipelines on site used to transfer chemicals or wastes? Yes ❑ No ❑

For new tenants, are installations of this type required for the planned operations?

Yes  ❑    No  ❑

If yes to either question, please describe.

5.0	ASBESTOS CONTAINING BUILDING MATERIALS

Please be advised that an asbestos survey may have been performed at the Property. If provided, please review the information that identifies the locations of known asbestos containing material or presumed asbestos containing material. All personnel and appropriate subcontractors should be notified of the presence of these materials, and informed not to disturb these materials. Any activity that involves the disturbance or removal of these materials must be done by an appropriately trained individual/contractor.

6.0	REGULATORY

6-1.	Does the operation have or require a National Pollutant Discharge Elimination System (NPDES) or equivalent permit? Yes ❑ No ❑

If so, please attach a copy of this permit.

6-2.	Has a Hazardous Materials Business Plan been developed for the site? Yes ❑ No ❑

If so, please attach a copy.

CERTIFICATION

I am familiar with the real property described in this questionnaire. By signing below, I represent and warrant that the answers to the above questions are complete and accurate to the best of my knowledge. I also understand that Landlord will rely on the completeness and accuracy of my answers in assessing any environmental liability risks associated with the property.

Signature:
Name:
Title:
Date:
Telephone:
Email:

EXHIBIT D

EXTENSION OPTION RIDER

This Extension Option Rider (“Extension Rider”) is attached to and made a part of the Lease by and between Landlord and Tenant. The agreements set forth in this Extension Rider shall have the same force and effect as if set forth in the Lease. To the extent the terms of this Extension Rider are inconsistent with the terms of the Lease, the terms of this Extension Rider shall control.

1. Extension Options. Landlord hereby grants Tenant two (2) successive options (each, an “Extension Option”) to extend the initial Lease Term for a period of five (5) years each (each, an “Option Term”), which Extension Options shall be exercisable only by written Exercise Notice (as defined below) delivered by Tenant to Landlord as provided below. Upon the proper exercise of an Extension Option, the then current Lease Term shall be extended for the applicable Option Term. Notwithstanding the foregoing, at Landlord’s option, in addition to any other remedies available to Landlord under the Lease, at law or in equity, no Extension Option shall be deemed properly exercised if as of the date of delivery of the applicable Exercise Notice by Tenant: Tenant is currently in Default under the Lease. The Extension Option is personal to the original Tenant executing the Lease (the “Original Tenant”) and may only be exercised by the Original Tenant (and not any assignee, sublessee or other transferee of Tenant’s interest in the Lease except for a Permitted Transferee) if the Original Tenant occupies the entire Premises as of the date of Tenant’s delivery of the Exercise Notice.

2. Option Rent. The Monthly Base Rent payable by Tenant during the initial 12 months of the applicable Option Term shall be equal to 103% of the Base Rent in effect immediately prior to the commencement of such Option Term and shall increase at a rate equal to 103% on each anniversary of the commencement date of such Option Term. All other terms and conditions of the Lease shall apply throughout each Option Term; however, in no event shall Tenant have the option to extend the Lease Term beyond the second Option Term described in Section 1 above.

3. Exercise of Option. Each Extension Option shall be exercised by Tenant, if at all, by delivering written notice to Landlord at least nine (9) months prior to the expiration of the then current Lease Term (the “Exercise Notice”). Tenant’s failure to deliver the Exercise Notice on or before the delivery date therefor shall be deemed to constitute Tenant’s waiver of all then available Extension Options.

EXHIBIT E

RULES AND REGULATIONS

1. The sidewalks, entrances, driveways and roadways serving and adjacent to the Premises shall not be obstructed or used for any purpose other than ingress and egress.

2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard window coverings without Landlord’s prior written approval. All electric ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent, of a quality, type, design and tube color approved by Landlord. Neither the interior nor the exterior of any windows shall be coated or otherwise sunscreened without written consent of Landlord.

3. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by any tenant on, about or from any part of the Premises, including the parking area without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove or stop same without any liability, and may charge the expense incurred in such removal or stopping to tenant.

4. The sinks and toilets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose subtenants, assignees or any of their servants, employees, agents, visitors or licensees shall have caused the same.

5. No boring, cutting or stringing of wires or laying of any floor coverings shall be permitted, except with the prior written consent of the Landlord and as the Landlord may direct. Landlord shall direct electricians as to where and how telephone or data cabling are to be introduced. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

6. No bicycles, vehicles, birds or animals of any kind (except seeing eye dogs) shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted by any tenant on the Premises, except microwave cooking, and the preparation of coffee, tea, hot chocolate and similar items for tenants and their employees. No tenant shall cause or permit any unusual or objectionable odors to be produced in or permeate from the Premises.

7. The Premises shall not be used for manufacturing other than in connection with the Permitted Use, unless such use conforms to the zoning applicable to the area, and the Landlord provides written consent. No tenant shall occupy or permit any portion of the Premises to be occupied as an office for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or a dance, exercise or music studio, or any type of school or daycare or copy, photographic or print shop or an employment bureau without the express written consent of Landlord. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

8. No tenant shall make, or permit to be made any unseemly, excessive or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way. No tenant shall throw anything out of doors, windows or down the passageways.

9. No tenant, subtenant or assignee nor any of its servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the Premises any flammable, combustible or explosive fluid, chemical or substance or firearm.

10. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made to existing locks or the mechanism thereof. Each tenant must upon the termination of its tenancy, restore to the Landlord all keys of doors, offices, and toilet rooms, either furnished to, or otherwise procured by, such tenant and in the event of the loss of keys so furnished, such tenant shall pay to the Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

11. No tenant shall overload the floors of the Building. All damage to the floor, structure or foundation of the Building due to improper positioning or storage items or materials shall be repaired by Landlord at the sole cost and expense of tenant, who shall reimburse Landlord immediately therefor upon demand.

12. Each tenant shall be responsible for all persons entering the Premises at tenant’s invitation, express or implied. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Premises of any person. In case of an invasion, mob riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right without any abatement of rent to require all persons to vacate the Premises and to prevent access to the Premises during the continuance of the same for the safety of the tenants and the protection of the Premises and the property thereon.

13. Canvassing, soliciting and peddling on the Premises are prohibited, and each tenant shall report and otherwise cooperate to prevent the same.

14. All equipment of any electrical or mechanical nature shall be placed by tenant in the Premises in settings that will, to the maximum extent possible, absorb or prevent any vibration, noise and annoyance.

15. There shall not be used in any space, either by any tenant or others, any hand trucks except those equipped with rubber tires and rubber side guards.

16. The scheduling of tenant move-ins shall be before or after normal business hours and on weekends, subject to the reasonable discretion of Landlord.

17. The Building is a smoke-free Building. Smoking is strictly prohibited within the Building. Smoking shall only be allowed in areas designated as a smoking area by Landlord. Tenant and its employees, representatives, contractors or invitees shall not smoke within the Building or throw cigar or cigarette butts or other substances or litter of any kind in or about the Building, except in receptacles for that purpose. Landlord may, at its sole discretion, impose a charge against monthly rent of $50.00 per violation by tenant or any of its employees, representatives, contractors or invitees, of this smoking policy.

18. Tenants will insure that all doors are securely locked, and water faucets, electric lights and electric machinery are turned off before leaving the Building.

19. Tenant, its employees, customers, invitees and guests shall, when using the parking facilities in and around the Premises, observe and obey all signs regarding fire lanes and no-parking and driving speed zones and designated handicapped and visitor spaces, and when parking always park between the designated lines. Landlord reserves the right to tow away, at the expense of the owner, any vehicle which is improperly parked or parked in a no-parking zone or in a designated handicapped area, and any vehicle which is left in any parking lot in violation of the foregoing regulation. All vehicles shall be parked at the sole risk of the owner, and Landlord assumes no responsibility for any damage to or loss of vehicles.

20. Tenant shall be responsible for and cause the proper disposal of medical waste, including hypodermic needles, created by its employees.

21. No outside storage is permitted including without limitation the storage of trucks and other vehicles.

22. No tenant shall be allowed to conduct an auction from the Premises without the prior written consent of Landlord.

It is Landlord’s desire to maintain the Premises with the highest standard of dignity and good taste consistent with comfort and convenience for tenants. Any action or condition not meeting this high standard should be reported directly to Landlord. The Landlord reserves the right to make such other and further rules and regulations as in its judgment may from time to time be necessary for the safety, care and cleanliness of the Premises, and for the preservation of good order therein.

EXHIBIT F

FORM OF ESTOPPEL CERTIFICATE

To:

(“Lender”)

Re:	Lease Date: [**DATE**]

Tenant: _______________________, a ______________________

Landlord: _______________________, a ______________________

The undersigned hereby states, declares, represents, warrants and agrees, on behalf of itself and its successors and assigns, for the benefit of [Buyer,] [Buyer’s lender or other party which may now or hereafter provide financing to Buyer or otherwise hold a security interest in the real property comprising the Premises (“Lender”), and each of their respective successors and assigns (the “Reliance Parties”), as follows:

_______________________, a ______________________, as “Tenant” and _______________________, a ______________________, as “Landlord” entered into a written Lease dated [**DATE**] (the “Lease”), pursuant to which Landlord leased to Tenant that certain Premises located in the County of _______________, State of ___________, commonly known as [**ADDRESS**] (“Premises”).

The Lease is in full force and effect, has not been modified, changed, altered or amended in any respect (except as otherwise disclosed herein), and is the only Lease between Tenant and Landlord affecting the Premises. A true and complete copy of the Lease, together with all amendments, supplements, extensions and other modifications thereto, is attached hereto as Schedule 1.

Tenant is paying the full Lease rent, and no rent, security deposit, additional rent, or other charges under the Lease have been paid for more than thirty (30) days in advance of its due date except $___________ (for _____________) $__________ (for_______________), and $___________ (for ______________). The Base Rent and the amount of any Security Deposit, Additional Rent and other charges Tenant has paid or is presently paying under the Lease are as follows: current Base Rent $_____________ per month; Security Deposit $______________; monthly portion of Additional Rent and other charges $_____________ (for ______________ __________________) and $_____________ (for __________________________).

The Commencement Date of the initial Lease Term is ______________, 20__, and the expiration date of the initial Lease Term is ________________, 20__.

Tenant has not assigned, subleased, encumbered or otherwise transferred the Lease, the leasehold estate created by the Lease, or any interest of the Tenant therein, except as follows:

                                                                                                                                                                                                                                                          .

The date upon which, and the amount or method by which the Base Rent and to the extent applicable, any component of Additional Rent, the Security Deposit, and any other charges payable under the Lease, will next be adjusted or increased (if at all), is as follows: __________________________________________________________________________________________________________________________ __________________________________________________________________________________________________________________________.

There are no option(s) to extend the Lease Term, or if any such option(s) exist, the commencement and expiration dates thereof, and the terms and conditions upon which any such option(s) may be exercised, are as follows: _____________________________________________________________

|__________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________.

There are no rights of first refusal in favor of Tenant to purchase the Premises or to lease additional space contiguous to the Premises, or if any such rights of first refusal exist, the time periods within which, and the terms and conditions upon which, the same may be exercised, are set forth as follows: __________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________.

To the best of the knowledge of the undersigned as of the date hereof, there are no uncured defaults of Landlord under the Lease, and Tenant has no right of offset, counterclaim or deduction against Base Rent or any other amount due under the Lease, or if any such defaults, offsets, counterclaims or deductions are claimed or alleged by Tenant, the nature and extent of the same, including the dollar amounts and current status thereof, are as follows: __________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________.

As of the date hereof, Landlord has fully performed each and all of Landlord’s construction, repair and maintenance obligations (if any), as well as any work required of Landlord under the Lease, except (if applicable) for __________________________________________________________________

__________________________________________________________________________________________________________________________.

__________________________________________________________________________________________________________________________.

______ and Tenant, subject to any such stated exception(s), accepts the Premises in its present condition.

To the best knowledge of the undersigned as of the date hereof, no condition or event has occurred or exists which would prevent the Lease from becoming effective or would permit a cancellation or termination of the Lease by Landlord or by Tenant except as follows: __________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________.

Tenant agrees to deliver to Lender written notice of any default by Landlord, concurrently with giving such notice to Landlord, and Tenant agrees to give such notice directly to Lender if Lender acquires Landlord’s interest in the Lease.

The person or persons signing this Estoppel Certificate on behalf of the Tenant have the power and authority to execute and deliver this Estoppel Certificate.

also It is intended that this Estoppel Certificate may be relied upon only by the Reliance Parties specifically named above. Capitalized terms that are not otherwise defined in this Estoppel Certificate shall have the meanings ascribed to such terms in the Lease. If a blank in this document is not filled in, the blank will be deemed to read “none”.

DATED: ______________________

_______________________,
a______________________

By:
Name:
Title:

SCHEDULE 1

LEASE

EXHIBIT G

FORM OF NON-DISTURBANCE AGREEMENT

RECORDING REQUESTED BY:

COMERICA BANK

AND WHEN RECORDED MAIL TO:

COMERICA BANK

Attn: National Documentation Services

Mail Code: 7512

39200 W. Six Mile Road

Livonia, MI 48152

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

NOTICE:

THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT RESULTS IN THE LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is entered into as of [_______________], by [___________], a Delaware limited liability company (“Landlord”), [______________________] (“Tenant”), and COMERICA BANK (“Bank”), with reference to the following facts:

A. Pursuant to that certain [_____________] (the “Lease”) between Landlord and Tenant, Tenant is a tenant of (i) approximately [___________] square feet located within a certain building addressed as [_____________] (collectively, the “Leased Premises”) on that certain real property located in the City of [________], County of [________], State of [___________], more particularly described in Exhibit A attached hereto (the “Land”) (the Land, the Leased Premises being collectively referred to herein sometimes as the “Property”).

B. Landlord and Bank have entered into that certain Credit Agreement dated as of [__________] (the “Loan Agreement”), pursuant to which Landlord has executed that certain Promissory Note Secured by Deed of Trust dated [__________] , in favor of Bank (the “Note”) evidencing Landlord’s indebtedness to Bank in connection with a loan of up to [__________] /100 Dollars ($[__________] ) made by Bank to Landlord (the “Loan”). Landlord, as Trustor, has also executed that certain Deed of Trust, Security Agreement and Fixture Filing (With Assignment of Rents and Leases) (the “Deed of Trust”) dated [__________] for the benefit of Bank, as Beneficiary.

C. As a condition precedent to approving the Lease, Bank has required that Landlord and Tenant unconditionally subordinate the Lease to the lien of the Deed of Trust, subject to the terms of this Agreement.

D. It is to the mutual benefit of Landlord and Tenant that Bank make the Loan to Landlord and approve the Lease, and Landlord and Tenant are willing to subordinate the Lease to the lien of the Deed of Trust as provided herein, provided Tenant is assured of continued possession, occupancy and quiet enjoyment of the Leased Premises under the terms of the Lease as provided herein.

NOW THEREFORE, in consideration of the foregoing facts and the mutual covenants contained herein, the parties hereto hereby agree as follows:

1. Assignment. After notice is given to Tenant by Bank that the Landlord is in default under the Deed of Trust and that the rentals under the Lease should be paid to Bank pursuant to the terms of the Deed of Trust, Tenant shall thereafter pay to Bank or as directed by Bank, all rentals and all other monies due or to become due to Landlord under the Lease. Landlord expressly authorizes Tenant to make payments to Bank in compliance with Bank’s written instructions under this paragraph 1 and agrees that Tenant shall be entitled to rely solely upon the notices given by Bank, without any inquiry as to the factual basis for such notice or any prior notice to or consent from Landlord, and despite any instructions from Landlord to the contrary, and Landlord hereby releases Tenant from all liability to Landlord in connection with Tenant’s compliance with Bank’s notice and agrees to indemnify and hold Tenant harmless from and against any and all losses, claims, damages or liabilities arising out of Tenant’s compliance with such notice. Tenant shall be entitled to full credit under the Lease for any rents paid to Bank in accordance with the provisions of this paragraph 1 to the same extent as if such rents were paid directly to Landlord.

2. Priority of Deed of Trust. The Deed of Trust in favor of Bank, and any renewals, modifications and extensions thereof, shall unconditionally be and remain at all times a lien on the Property prior and superior to the Lease. Tenant intentionally and unconditionally waives, relinquishes and subordinates all of Tenant’s right, title and interest in and to the Property to the lien of the Deed of Trust and understands that in reliance upon, and in consideration of, this waiver, relinquishment and subordination, specific loans and advances are being and will be made by Bank and, as part and parcel thereof, specific monetary and other obligations are being and will be entered into which would not be made or entered into but for said reliance upon this waiver, relinquishment and subordination.

3. Entire Agreement Regarding Subordination. This Agreement shall be the whole and only agreement with regard to the subordination of the Lease to the lien of the Deed of Trust in favor of Bank, and shall supersede and cancel, but only in so far as would affect the priority between (a) the Lease and (b) the Deed of Trust, any prior agreements as to such subordination, including, but not limited to, those provisions, if any, contained in the Lease which may provide for such subordination. In the event of a conflict between the terms of this Agreement and the terms of the Lease, this Agreement shall control as between Tenant and Bank. However, as between Landlord and Tenant, the Lease shall control.

4. Use of Proceeds. In making disbursements under the Loan Agreement, Bank is under no obligation or duty to, nor has Bank represented that it will, see to the application of such proceeds by the person or persons to whom Bank disburses such proceeds, and any application or use of such proceeds for purposes other than those provided for in the Loan Agreement shall not defeat, in whole or in part, the subordination herein.

5. Successor Landlord. The term “Successor Landlord” means any person or entity (including, without limitation, Bank, or any third party) who succeeds to the interest of Landlord in and to the Leased Premises and/or Property and the Lease pursuant to a judicial foreclosure, other proceedings brought to enforce the rights of the holder of the Notes, trustee’s sale or conveyance or sale in lieu of foreclosure, or other means.

6. Attornment. If the interests of Landlord in the Property and under the Lease are acquired by a Successor Landlord, then the Lease shall continue in full force and effect as a direct lease between Tenant and Successor Landlord upon all of the terms, covenants and conditions set forth in the Lease, and in that event, Tenant agrees to attorn to Successor Landlord and Successor Landlord by virtue of such acquisition of the Property shall be deemed to have agreed to accept such attornment; provided, however, that Tenant and Successor Landlord agree that the following provisions of the Lease (if any) shall not be binding on Successor Landlord: (i) any option to purchase with respect to the Property or (ii) any right of first refusal with respect to the Property; and, provided, further, that Successor Landlord shall not be:

(a) Liable for any acts or omissions of any prior landlord (including, but not limited to, Landlord) which have accrued prior to the date on which Successor Landlord shall become the owner of the Property, unless the same represent a continuing covenant of the landlord, such as the obligation to repair and maintain certain aspects of the Property, but only to the extent such failure continues from and after the date when Successor Landlord acquires the Property; or

(b) Subject to any offsets, defenses, abatements or counterclaims which Tenant might have arising out of acts or omissions of any prior landlord (including, but not limited to, Landlord) which shall have accrued in favor of Tenant against any prior landlord prior to the date upon which Successor Landlord shall become the owner of the Property; or

(c) Bound by any amendment or modification of the Lease made without Bank’s prior written consent; or

(d) Obligated to give Tenant a credit for, or acknowledge, any rent or any other sums not actually received by Successor Landlord which Tenant has paid to Landlord which is in excess of the rent due under the Lease at the time Successor Landlord gave Tenant notice of it succeeding to the Landlord’s interests; or

(e) Liable for the repayment of any monies paid by Tenant under the Lease, including without limitation, security deposits, advance rent or otherwise, unless Successor Landlord actually received possession of such monies; or

(f) Bound by or responsible for or affected by any purchase option or right of first offer or first refusal contained in the Lease, which provisions shall be of no force and effect upon Successor Landlord; or

(g) Bound by, or responsible for, any other term or provision of the Lease which is personal to Landlord or which may not reasonably be performed by Successor Landlord or its successors and assigns in the ordinary course of business; or

(h) Bound to commence or complete any construction or to make any contribution toward construction or installation of any improvements upon the Leased Premises required under the Lease or any expansion or rehabilitation of existing improvements thereon, or for restoration of improvements following any casualty not required to be insured under the Lease or for the costs of any restoration in excess of any proceeds recovered under any insurance required to be carried under the Lease; or

(i) Obligated to enforce any restriction on competition or pay any expenses or damages in connection with or arising from such restriction; or

(j) Personally liable under the Lease. Successor Landlord’s liability under the Lease shall be limited to the ownership interest of Successor Landlord in the Property.

7. Nondisturbance. If Successor Landlord shall succeed to the interests of Landlord under the Lease, provided that Tenant is not in default (beyond any period given Tenant in the Lease to cure such default) in the payment of rent or any other amounts or in the performance of any of the other terms, covenants or conditions of the Lease to be performed by Tenant, Successor Landlord shall be bound to Tenant under all of the terms, covenants and conditions of the Lease, as modified hereby, and Successor Landlord shall not disturb Tenant’s use, quiet enjoyment or occupancy of the Leased Premises.

8. Liability. Anything herein or in the Lease to the contrary notwithstanding, if Successor Landlord acquires title to the Leased Premises, Successor Landlord shall have no obligation, nor incur any liability beyond the then-existing interests, if any, of Successor Landlord in the Property, together with income and proceeds therefrom, and Tenant shall look exclusively to such interest of Successor Landlord in the Property for the payment and discharge of any obligations imposed upon Successor Landlord hereunder or under the Lease. Successor Landlord is hereby released and relieved of any other liability hereunder and under the Lease. If Successor Landlord, by succeeding to the interest of Landlord under the Lease, should become obligated to perform the covenants of Landlord thereunder, then, upon any further transfer of Landlord’s interest by Successor Landlord, all of such obligations shall terminate as to Bank.

9. Modification or Termination; Notice. Tenant acknowledges receipt of notice that, without the prior written consent of Bank, Landlord does not have the authority to permit Tenant to cancel, terminate or surrender the Lease, except at the normal expiration of the term of the Lease, or enter into any agreement, amendment or modification of the Lease (except to the extent the preagreed terms of an extension, cancellation, termination, surrender, amendment or modification of the Lease may be expressly and specifically set forth in the Lease). Tenant shall notify Bank of any default by Landlord under the Lease and agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation thereof or of an abatement of rent shall be effective unless Bank shall have received notice of default giving rise to such cancellation or abatement and shall have failed, within sixty (60) days after receipt of such notice, to cure such default, or if such default cannot be cured within sixty (60) days, shall have failed within sixty (60) days after receipt of such notice to commence and thereafter diligently pursue to completion the cure of such default. Any notice of default under the Lease sent by Tenant to Landlord shall be sent by Tenant to Bank at the same time such notice is sent to Landlord. Bank may, but shall not be obligated to, cure any default by Landlord.

10. Notices. All notices and demands expressly provided hereunder to be given and all notices, demands and other communications of any kind or nature whatever which may be required or may desire to give to or serve shall be in writing, shall be addressed to the appropriate address set forth in this Section, or at such other place as such party may from time to time designate in writing by ten (10) days prior written notice and shall be: (a) hand-delivered, effective upon receipt; or (b) sent by United States Express Mail or by private overnight courier, effective upon receipt; or (c) served by certified mail, return receipt requested, deposited in the United States mail, with postage thereon fully prepaid and addressed to the party so to be served and shall be deemed effective on the day of actual delivery as shown by the addressee’s return receipt or the expiration of three (3) business days after the date of mailing, whichever is the earlier in time. Rejection or refusal of delivery shall be deemed to be receipt. The inability to deliver because of a changed address of which no notice was given as provided herein, shall be deemed to be receipt. The addresses of the parties are as follows:

If to Bank:	Comerica Bank Attn: Monica Pulido, Assistant Vice President 2000 Avenue of the Stars, Suite 210 Mail Code 4693 Century City, CA 90067

If to Tenant:

With a copy to:

If to Landlord:	[___________] c/o Highridge Provender 1600 Newport Center Drive, Suite 140 Newport Beach, CA 92660 Attn: Neil Johnson

With copies to:	Gibson, Dunn & Crutcher LLP 333 South Grand Avenue Los Angeles, CA 90071 Attn: Jesse Shapiro

11. Headings. The captions and headings of various sections of this Agreement are for convenience only and are not to be considered as defining or limiting in any way the scope or intent of the provisions of this Agreement.

12. Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of [____________]. This Agreement may not be modified or amended except in writing signed by all parties hereto. In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement.

13. Optional Advances. All non-obligatory additional advances made in connection with any construction of improvements on the Property and secured by the Deed of Trust and any deed of trust used in connection with any refinancing of the Loan, shall unconditionally be and remain at all times a lien on the Property, prior and superior to the Lease.

14. Binding Effect. The provisions of this Agreement shall be binding upon Landlord and Tenant, their respective heirs, successors and permitted assigns, and shall inure to the benefit of Bank, to any subsequent holder of any portion of the Loan and to any Successor Landlords and their respective successors and assigns.

15. Remedies Cumulative. All rights of Bank herein to collect rents on behalf of Landlord under the Lease are cumulative and shall be in addition to any and all other rights and remedies provided by law and by other agreements between Bank and Landlord or others.

16. Incorporation. Exhibit A is attached hereto and incorporated herein by this reference.

NOTICE:

THIS SUBORDINATION AGREEMENT CONTAINS A PROVISION WHICH MAY ALLOW THE PARTIES AGAINST WHOM YOU CLAIM AN EQUITABLE INTEREST IN REAL PROPERTY TO OBTAIN A LOAN A PORTION OF WHICH MAY BE EXPENDED FOR OTHER PURPOSES THAN IMPROVEMENT OF THE LAND. IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT HERETO.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LANDLORD:	By:
Name:
Title:

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT	CIVIL CODE § 1189

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California                                                      )

County of                                                                   )

On _______________________________ before me, ______________________________________________________________________________

personally appeared _________________________________________________________________________________________________________

__________________________________________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature _____________________________________

Signature of Notary Public

(Affix Seal Above)

TENANT:

By:
Name:
Title:

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of                                          )

County of                                               )

On _______________________________ before me, ______________________________________________________________________________

personally appeared _________________________________________________________________________________________________________

__________________________________________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of [__________] that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature _____________________________________

Signature of Notary Public

(Affix Seal Above)

BANK:	COMERICA BANK

By:
Name:
Title:

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT	CIVIL CODE § 1189

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California                                     )

County of                                                   )

On _______________________________ before me, ______________________________________________________________________________

personally appeared _________________________________________________________________________________________________________

__________________________________________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature _____________________________________

Signature of Notary Public

(Affix Seal Above)

EXHIBIT A

PROPERTY

EXHIBIT H

EXISTING EQUIPMENT

Boilers

The facility contains (4) four Fulton boilers and (1) one Kemco boiler. The Fulton boilers were manufactured and installed between 2001-2004. The Fulton boilers were used primarily for cooking processes and utilized heat exchangers to provide hot water to parts of the facility. The Kemco boiler is for sanitation purposes only.

Ovens

Including 10 Alkar, 4 Vemag, 1 Fessman, and 1 Rasmussen Smoke Houses. 6 PC-6000 direct digital control systems. 4 Smoke Master 5 Generators. 4 liquid smoke systems, and 4 Smoke Generator water damper systems.

Spiral Freezer

KF-40 Spiral Freezer

Wastewater

Plumbing plan attached.

EXHIBIT I

REFRIGERATION EQUIPMENT

See attached.

NEW FREON EQUIPMENT SCHEDULE

NOTES:

1. ALL EVAPORATORS SHALL BE DESIGNED FOR (2) TWO PIPE SYSTEM UNLESS OTHERWISE NOTED

EQUIPMENT / CONTROL VALVE / ELECTRICAL REQUIREMENTS

EQUIP. TAGS	ROOM NAME	DESCRIPTION OF UNIT	
[illegible]	SOUTH FREEZER	[illegible]	[illegible]
[illegible]	SOUTH FREEZER	[illegible]	[illegible]
[illegible]	STEAM CUT ROOM	[illegible]	[illegible]
[illegible]	STEAM CUT ROOM	[illegible]	[illegible]
[illegible]	STEAM CUT ROOM	[illegible]	[illegible]
[illegible]	STEAM CUT ROOM	[illegible]	[illegible]
[illegible]	STEAM CUT ROOM	[illegible]	[illegible]
[illegible]	STEAM CUT ROOM	[illegible]	[illegible]
[illegible]	STEAM CUT ROOM	[illegible]	[illegible]
[illegible]	STEAM CUT ROOM	[illegible]	[illegible]
[illegible]	PRODUCTION	[illegible]	[illegible]
[illegible]	PRODUCTION	[illegible]	[illegible]
[illegible]	PRODUCTION	[illegible]	[illegible]
[illegible]	PRODUCTION	[illegible]	[illegible]
[illegible]	PRODUCTION	[illegible]	[illegible]
[illegible]	PRODUCTION	[illegible]	[illegible]
[illegible]	SOUTH FREEZER	[illegible]	[illegible]
[illegible]	SOUTH FREEZER	[illegible]	[illegible]
[illegible]	BLAST FREEZER	[illegible]	[illegible]
[illegible]	BLAST COOLER	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]

COMPRESSOR SCHEDULE

TAG #	QUAN.	USAGE	CAP. TR	OPER. CONDITION SUCT. F°	OPER. CONDITION COND. F°	TYPE	DRIVE	MOTOR DATA H.P.	R.P.M.	VOLT	PHASE	CYCLE	CONNECTION SUCT.	CONNECTION DISCH.	REMARKS
RC1	1	FREON	155.5	+17°	+95°	SCREW	DIRECT	250	3550	460	3	60	6"	4"	R.S. 1950M
RC2 (SWING)	1	FREON	65.8/155.5	-20°/+17°	+95°	SCREW	DIRECT	250	3550	460	3	60	6"	4"	R.S. 1950M
RC3	1	FREON	65.8	-20°	+95°	SCREW	DIRECT	250	3550	460	3	60	5"	4"	R.S. 1950M

VESSEL SCHEDULE

TAG #	SERVICE	DESIGN PRESS.	OPER. PRESS.	CONSTRUCTION	STEEL DIA. LENGTH	TYPE	REFRIGERANT	MANUFACTURER	REMARKS
T-1	HIGH TEMP ACCUMULATOR	250#	45#	CARBON STEEL	40"x12' DAH	VERT	FREON	ISOTHERM INC.	
T-2	LOW TEMP PUMP RECEIVER	250#	5#	CARBON STEEL	36"x11' DAH	VERT	FREON	ISOTHERM INC.	DUAL STAMP
T-3	HIGH PRESSURE RECEIVER	250#	185#	CARBON STEEL	30"x12' DAL	HOR	FREON	ISOTHERM INC.	
T-4	MAU	250#	250#	CARBON STEEL	16"x6'	HOR	FREON	RVS	

EVAPORATIVE CONDENSER SCHEDULE

TAG #	QUAN.	CAP. TR	OPER. CONDITION SUCT. F°	OPER. CONDITION COND. F°	OPER. CONDITION WET B.	TYPE	COIL	FAN DATA TYPE	FAN DATA C.F.M.	MOTOR DATA NO. & H.P.	R.P.M.	VOLT	PHASE	CYCLE	CONNECTION H.G.	CONNECTION LIQ.	OPER. WEIGHT	CAP. G.P.M.	REMARKS
EC-1	1	375	+40°	+100°	+78°	EVAP	STEEL	PROP	84,000	(1) 25	1800	460	3	60	4"	4"	15,500	900	EVAPCO PMCB-380

MAKEUP AIR UNIT SCHEDULE

TAG #	CFM	ESP	CAP. TR	SUCT	LIQ	TYPE	AIR TEMP	BLOWER MOTOR NO. & H.P.	R.P.M.	VOLT	PHASE	CYCLE	BURNER	REMARKS
MAU-1	5,200	50	23	3/2"	3/2"	R-22 FLOODED	38°F	(1) 3HP	1,800	460	3#	60	131,000 BTU	

WATER/FREON PUMP SCHEDULE

TAG #	QUAN.	USAGE	TYPE	CAP. G.P.M.	HEAD FT.	FLUID TEMP	CONNECTION SUCT.	CONNECTION DISCH.	DRIVE	R.P.M.	MOTOR DATA NO. & H.P.	R.P.M.	VOLT	PHASE	CYCLE	REMARKS
FP-1	1	R-22	CENT	40	60	70	5	4	DIRECT	1800	(1) 7.5	1750	460	3	60	HANSEN CNF-40/160
FP-2	1	R-22	CENT	40	60	70	5	4	DIRECT	1800	(1) 7.5	1750	460	3	60	HANSEN CNF-40/160
WP-1	1	WATER	CENT	800	60	70	6	5	DIRECT	1800	(1) 20	1750	460	3	60	B&G 1510-5BC
WP-2	1	WATER	CENT	800	60	70	6	5	DIRECT	1800	(1) 20	1750	460	3	60	B&G 1510-5BC

AMS MECHANICAL SYSTEMS, INC.
140 E. Tower Drive, Burr Ridge, Illinois 60527
(630) 887-7700 FAX (630) 887-0770

REGISTERED WITH THE STATE OF ILLINOIS DEPT. OF PROFESSIONAL REGULATION AS A PROFESSIONAL DESIGN FIRM AND PROFESSIONAL ENGINEERING CORP., LICENSE NO. 184-001066

REV.	DATE	BY	REMARKS
[illegible]	[illegible]	JE	ADDED MAU-1
[illegible]	[illegible]	[illegible]	UPGRADE FREEZER
[illegible]	[illegible]	[illegible]	UPDATE CHARTS

SCALE: NONE
DATE: [illegible]
DRAWING BY: [illegible]
JOB NUMBER:

TITLE: EVAPORATOR SCHEDULE (FREON)
JOB NAME: QUANTUM-CULINARY
SHEET NO.: R-0
REFRIGERATION

EXHIBIT J

LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT

Number:
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BENEFICIARY	ACCOUNT PARTY

[_______]

c/o Highridge Provender

1600 Newport Center Drive, Suite 140

Newport Beach, CA 92660

Attention: Neil Johnson

We hereby issue our Irrevocable Letter of Credit No. ___________ in favor of [LANDLORD]//[LENDER] (“Beneficiary”), its successors and assigns, for the account of _____________. We undertake to honor your sight draft, upon presentation at our office in _________________, California, for any sum or sums not to exceed a total of _______________________ ($________) in favor of Beneficiary when accompanied by the original of this Letter of Credit.

Partial and multiple drawings are permitted under this Letter of Credit. In the event of a partial draw, the amount of the draft shall be endorsed on the reverse side hereof by the negotiating bank.

This Letter of Credit is transferable in its entire undrawn balance to a successor beneficiary upon presentation by Beneficiary of the original of this Letter of Credit, together with a written request for transfer executed by Beneficiary.

DEMANDS FOR PAYMENT UP TO THE MAXIMUM AGGREGATE AMOUNT AVAILABLE UNDER THIS LETTER OF CREDIT SHALL BE PAID BY US AT OR BEFORE 1:00 P.M. _________ TIME ON THE NEXT SUCCEEDING BUSINESS DAY AFTER OUR RECEIPT ON OR PRIOR TO OUR CLOSE OF BUSINESS ON THE EXPIRATION DATE, OF ONE OR MORE SIGHT DRAFTS SIGNED BY YOUR AUTHORIZED OFFICER OR REPRESENTATIVE OR, IF THIS LETTER OF CREDIT IS TRANSFERRED, BY AN AUTHORIZED OFFICER OR REPRESENTATIVE OF ANY TRANSFEREE BENEFICIARY.

“BUSINESS DAY” MEANS ANY DAY ON WHICH BANKS IN NEWPORT BEACH, CALIFORNIA AND NEW YORK, NEW YORK ARE NOT AUTHORIZED OR REQUIRED BY LAW TO CLOSE AND ON WHICH THE NEW YORK STOCK EXCHANGE IS NOT CLOSED.

DRAW REQUESTS MAY BE SUBMITTED IN PERSON, BY COURIER, OR BY MAIL TO OUR ADDRESS STATED ABOVE. WE HEREBY WAIVE AND DISCLAIM RIGHTS OF SUBROGATION IN RESPECT OF ANY DRAW MADE BY YOU, WHETHER ARISING UNDER THE UNIFORM COMMERCIAL CODE OR OTHERWISE.

It is a condition of this Letter of Credit that it shall remain enforceable against us for a period of ________________ from this date and further, that it shall be deemed automatically extended for successive one-year periods without amendment thereafter unless sixty (60) days prior to the expiration date set forth above, or within sixty (60) days prior to the end of any yearly Anniversary Date thereafter, you shall receive our notice in writing by both certified mail, return receipt requested, and email at [njohnson@provenderpartners.com] that we elect not to renew this Letter of Credit for any subsequent year.

The draft must be marked “Drawn under __________________________ Letter of Credit No. __________ dated ________________.”

There are no other conditions of this letter of credit. Except so far as otherwise stated, this credit is subject to the International Standby Practices, ICC Publication No. 590 (“ISP 98”), and any subsequent revision thereof, except to the extent the same would be inconsistent with the express provisions hereof, and is otherwise governed by the laws of the State of California.

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